UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AB INTERNATIONAL GROUP CORP.

(Exact name of registrant as specified in its charter)

NV	37-1740351
(State of Incorporation)	(IRS Employer Identification Number)

144 Main Street,

Mt. Kisco, NY 10549

(914) 202-3108

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies of all correspondence to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113
Tel. No.: (702) 982-5686
(Address, including zip code, and telephone, including area code)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 26, 2024

AB INTERNATIONAL GROUP CORP.

Up to 4,500,000,000 Shares of Common Stock

Pursuant to this prospectus, Alumni Capital LP, a Delaware Limited Partnership (referred to herein as “Alumni Capital”), is offering on a resale basis from time to time an aggregate of up to 4,500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock), of AB International Group Corp. (“AB International,” “we,” “us”, “our” or the “Company”), a Nevada corporation. Shares amounting to 3,000,000,000 shares of Common Stock are purchasable by Alumni Capital pursuant to the terms and conditions of the Purchase Agreement that we entered into with Alumni Capital on June 13, 2024 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we have the right to “put”,” or sell, at our discretion, up to $5,000,000 worth of shares of Common Stock to Alumni Capital. This arrangement is also sometimes referred to herein as the “Equity Line” and the $5,000,000 amount is sometimes referred to herein as the “Commitment Amount.” The 3,000,000,000 shares of Common Stock to be issued in connection with the Purchase Agreement would only represent approximately $420,000 using 70% of the lowest daily VWAP for the five days ending on June 24, 2024, which is far below $5,000,000 (the full amount of the Purchase Agreement). As a result, given our stock price, we may only be able to raise a small portion of the entire commitment amount under the Purchase Agreement.

Shares amounting to 1,500,000,000 are purchasable upon exercise at $0.00128 per share by Alumni Capital pursuant to the terms and conditions of a Common Stock Purchase Warrant. The number of shares under the Common Stock Purchase Warrant is subject to change based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Common Stock by Alumni Capital (referred to herein as the “Selling Stockholder”). However, we may receive up to an aggregate of $5 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $2.5 million in proceeds if Alumni Capital exercises the Common Stock Purchase Warrant.

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Selling Stockholder is considered an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The Common Stock is quoted on the OTCPink, under the symbol “ABQQ.” On June 24, 2024, the last reported sale price of the Common Stock on the OTCPink was $0.0002 per share.

On May 18, 2023, our board of directors and majority shareholder approved giving the board of directors discretionary authority for a period of one year to approve the filing of a certificate of change to our articles of incorporation to conduct a reverse split of our issued and outstanding shares of our common stock by a ratio of not less than 1-for-2,000 and not more than 1-for-20,000. On April 22, 2024, our board of directors approved a reverse split of our common stock at the ratio of 1-for 2,000. We have submitted a notice and application with FINRA for the reverse split and it is currently under review. Because we have not yet received a market effective date for the reverse split, this prospectus and the documents incorporated by reference into this prospectus do not give effect to the reverse stock split. Our board of directors has the authority to abandon the reverse split at any time before the market effective date.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2024.

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

The Company was incorporated under the laws of the State of Nevada on July 29, 2013. The Company's fiscal year end is August 31.

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property, including the acquisition and distribution of movies. On June 1, 2017 we have a patent license to a video synthesis and release system for mobile communications equipment, in which the technology is the subject of a utility model patent in the People's Republic of China. Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This smartphone app was already existing and licensed at the time we acquired the Technology of video synthesis. In January, 2021, our sublicensing agreement with Licensee to generate revenues was terminated. As such, there has been no revenues generated from sub-licensing the Technology since the end of December, 2020. On February 2019, we launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts utilizing Artificial Intelligence. It is a matching platform for performers, advertiser merchants, and owners for more efficient services. We previously generated revenues through an agency service fee from each matched performance. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to suspend the Ai Bian Quan Qiu platform, which, at the time, created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms. As a result, we decide to focus mainly the IP transactions and online video streaming.

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On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company's professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. As of February 29, 2024, the Company acquired 73 movie copyrights and broadcast rights and a 75-episode TV drama series. The Company will continue marketing and promoting the ABQQ.tv website through Google Ads and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

On October 21, 2021, the Company entered into a Lease Agreement (the “Lease”) with Martabano Realty Corp. (the “Landlord”), pursuant to which the Company agreed to lease approximately 8,375 square feet of in what is known as the Mt. Kisco Theatre at 144 Main Street, Mount Kisco, New York. The term of the Lease is five years plus free rent period. Commencing in month four, the Company's monthly base rent obligation will be approximately $6,979, which amount will increase in year three to $13,260, year four at $13,658 and the final year at $14,067 in accordance with the terms of the Lease. The Lease contains customary provisions for real property leases of this type, including provisions allowing the Landlord to terminate the Lease upon a default by the Company.

The space was formerly used as a theatre with a total of 5 screens and 466 sets for screening films. The former theatre opened on December 21, 1962 with Hayley Millsin “In Search of the Castaways.” It was a replacement for the town’s other movie theatre that burned down. It was later twinned and further divided into 5 screens. It was operated for years by Lesser Theaters, then bought by Clearview Cinemas. In June, 2013 it was taken over by Bow-Tie Cinemas when they took most Clearview locations. It lasted until March, 2020 when it was closed by the Covid-19 pandemic. It was announced in September 2020 that the closure would be permanent.

On May 5, 2022, the Company incorporated AB Cinemas NY, Inc. in New York, NY, for the purpose of operating Mt. Kisco Theatre located in Mount Kisco, NY. The theatre has started operations in October 2022. After a rough two years for movie theatres due to the pandemic, movie theaters are starting to show signs of life again. The Company is intending to shift the business strategy from online only to the combination of online and offline business. The Company expects to generate considerable revenue from its movie theater business line in the following years.

On April 27, 2022, the Company purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named as the NFT MMM from Stareastnet Portal Limited, an unrelated party, which including an APP “NFTMMM” on Google Play, and full right to the website: stareastnet.io. NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow the access of NFTMM platform and platform data on both app and website for one year starting from August 20, 2022 to August 19, 2023 for a monthly license fee of $60,000. Pursuant to the agreement, the Company also charged one time implementation service and consulting fee of $100,000. Subsequent to the license renewal on November 1, 2023, the Company would continue licensing the NFT MM platform to the same third party from November 1, 2023 until October 31, 2025. The Company retained the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM” on Google Play, and the website: stareastnet.io.

On May 31, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of total 59 movies for a price of $250,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On September 10, 2023, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights for 4 movies at a price of $104,714. These copyrights allow the Company to transfer these movies to other parties outside the mainland China. On November 27, 2023, the Company further acquired mainland China copyrights of these 4 movies from All In One Media Ltd. at a price of $378,513.

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On September 30, 2023, the Company entered into another agreement with All In One Media Ltd to acquire the copy rights and broadcast rights for 2 movies for a price of $212,562. These copyrights allow the Company to broadcast these movies globally.

In November 2023, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China copyrights of 1 movie for a price of $180,000 and the offline broadcast rights of another movie for a price of $211,800. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On November 21, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell offline broadcast rights of 1 movie for a price of $140,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

Description of the Purchase Agreement and the Common Stock Purchase Warrant

On June 13, 2024, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP, a Delaware limited partnership. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $5 million of our common stock at the Investment Amount (defined below) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which the Alumni Capital has purchased $5 million of our common stock shares pursuant to the Purchase Agreement or (ii) June 30, 2025.

Pursuant to the Purchase Agreement, the “Investment Amount” means seventy percent (70%) of the lowest daily VWAP of the Common Stock five business days prior to the Closing of a Purchase Notice. No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than (i) $250,000 or (ii) three hundred percent (300%) of the Average Daily Trading Volume during the five business days prior to a Purchase Notice.

The Purchase Agreement provides that the number of our common stock shares to be sold to Alumni Capital will not exceed the number of shares that, when aggregated together with all other shares of our common stock which the investor is deemed to beneficially own, would result in the investor owning more than 4.99% of our outstanding common stock. The percentage may be increased to no more than 9.99% upon notice under the Purchase Agreement.

In consideration for Alumni Capital’s execution and performance under the Purchase Agreement, the Company issued to Alumni Capital a Common Stock Purchase Warrant dated June 13, 2024 to purchase 1,953,125,000 shares of Common Stock, representing (50%) of the commitment amount of $5 million, at an exercise price of $0.00128 per share, subject to adjustments. The number of shares under the Common Stock Purchase Warrant is subject to adjustment based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares.

The Purchase Agreement contains certain representations, warranties, covenants and events of default. The Closing occurred following the satisfaction of customary closing conditions.

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THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 4,500,000,000 Shares.

Shares of Common Stock outstanding before this offering	2,331,965,321 shares, as of June 24, 2024.

Shares of Common Stock outstanding after this offering	6,831,965,321 shares. This assumes the sale of 3,000,000,000 shares under the equity line and 1,500,000,000 shares exercised under the Common Stock Purchase Warrant.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. We may receive up to an aggregate of $5 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $2.5 million in proceeds from the exercise of the Common Stock Purchase Warrant.

Plan of Distribution	The Selling Stockholder may, from time to time, sell any or all of their shares of our Common Stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be fixed or negotiated prices. For further information, see “Plan of Distribution” beginning on page 14.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTCPink symbol	“ABQQ.”

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Operational Risks

AB Cinemas theatres/Movie Distribution

•	risks relating to motion picture production and theatrical performance;
•	our lack of control over distributors of films;
•	intense competition in the geographic areas in which we operate among exhibitors or from other forms of entertainment;
•	increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;
•	shrinking exclusive theatrical release windows or release of movies to theatrical exhibition and streaming platforms on the same date;
•	AB Cinemas may not meet anticipated revenue projections, which could result in a negative impact upon operating results;
•	failures, unavailability or security breaches of our information systems;
•	dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;
•	our ability to achieve expected synergies, benefits and performance from our strategic theatre acquisitions and strategic initiatives;
•	the risk of severe weather events or other events caused by climate change disrupting or limiting operations;
•	supply chain disruptions and labor shortages may negatively impact our operating results; and
•	optimizing our theatre circuit through new construction and the transformation of our existing theatres may be subject to delay and unanticipated costs.

NFT MMM license business

The licensee(s) inability to pay license fees to the company for any reason, because they are first time running such business.

Regulatory Risks

AB Cinemas theatres/Movie Distribution

•	general and international economic, political, regulatory, social and financial market conditions, economic unrest, terrorism, hostilities, cyber-attacks, war, widespread health emergencies, such as COVID-19 or other pandemics, and other geopolitical risks;
•	review by antitrust authorities in connection with acquisition opportunities;
•	risks relating to the incurrence of legal liability, including costs associated with ongoing securities class action lawsuits;

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•	increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act (“CCPA”) and pending future domestic privacy laws and regulations;
•	geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance; and
•	other risks referenced from time to time in filings with the SEC.

Risks Related to Macroeconomics, COVID-19 Restrictions and Other Conditions

Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.

Adverse macroeconomic conditions, including slow growth or recession, high unemployment, inflation, tighter credit, higher interest rates, and currency fluctuations, can adversely impact consumer confidence and spending and materially adversely affect demand for our theater, products and services. In addition, consumer confidence and spending can be materially adversely affected in response to changes in fiscal and monetary policy, financial market volatility, declines in income or asset values, and other economic factors.

In addition to an adverse impact on demand for our theater, products and services, uncertainty about, or a decline in, global or regional economic conditions can have a significant impact on our suppliers, contract manufacturers, logistics providers, distributors, and other channel partners, and developers. Potential outcomes include financial instability; inability to obtain credit to finance business operations; and insolvency.

Adverse economic conditions can also lead to increased credit and collectability risk on our trade receivables; the failure of derivative counterparties and other financial institutions; limitations on our ability to issue new debt; reduced liquidity; and declines in the fair values of our financial instruments. These and other impacts can materially adversely affect our business, results of operations, financial condition and stock price.

Our business can be impacted by political events, trade and other disputes, war, terrorism, natural disasters, public health issues, riots, accidents, and other business interruptions.

Political events, trade and other international disputes, war, terrorism, natural disasters, public health issues (such as COVID-19), riots, accidents and other business interruptions can harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, licensees, suppliers, distributors, and other channel partners.

Our theater is in a location that is prone to political events and unrest, accidents and other factors that may affect our financial condition. In addition, our operations are subject to the risk of interruption by fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, ransomware and other cybersecurity attacks, labor disputes, public health issues, including pandemics such as the COVID-19 pandemic, and other events beyond our control. Global climate change is resulting in certain types of natural disasters, such as droughts, floods, hurricanes and wildfires, occurring more frequently or with more intense effects. Such events can make it difficult or impossible for us to maintain operations with our customers, create delays and inefficiencies in our supply and manufacturing chain, and result in slowdowns and outages to our product and service offerings, and negatively impact consumer spending and demand in affected areas. Following an interruption to our business, we can require substantial recovery time, experience significant expenditures to resume operations, and lose significant sales.

Our operations are also subject to the risks of accidents that may occur on our premises. Despite safety measures, accidents could occur and could result in serious injuries or loss of life, disruption to our business, and harm to our reputation. Major public health issues, including pandemics such as the COVID-19 pandemic, have adversely affected, and could in the future materially adversely affect, us due to their impact on the global economy and demand for consumer products; the imposition of protective public safety measures, such as shutdowns and restrictive mandates; and disruptions in our operations, supply chain and sales and distribution channels, resulting in interruptions to our theater and the supply of current products and offering of existing services, and delays in production ramps of new products and development of new services.

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Risks Related to Our Business

A lack of movie production and poor quality of movies would materially and adversely affect our profitability.

Our financial performance depends primarily on the availability, diversity and appeal of movies for screening in our cinema and our movie distribution business. Poor quality of movies, disruption delays in production or changes in release schedule, which are all beyond our control, could negatively impact the number or timing of the movies released to the cinema or for movie distribution, result in lower attendance and accordingly, lower cinema box office income and movie distribution income, which in turn would materially and adversely affect our business, financial condition and results of operations.

Our success depends on external factors in the motion picture and television industry.

Our success depends on the commercial success of movies, which is unpredictable. Operating in the motion picture industry involves a substantial degree of risk. Each movie is an individual artistic work, and inherently unpredictable audience reactions primarily determine commercial success. Generally, the popularity of movies and television programs depends on many factors, including the critical acclaim they receive, the format of their initial release, for example, theatrical or direct-to-video, the actors and other key talent, their genre and their specific subject matter. The commercial success of movies and television programs also depends upon the quality and acceptance of movies or programs that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. We cannot predict the future effects of these factors with certainty, any of which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. In addition, because a movie’s performance in ancillary markets, such as home video and pay and free television, is often directly related to its box office performance or television ratings, poor box office results or poor television ratings may negatively affect future revenue streams. Our success will depend on the experience and judgment of our management to select and develop new content acquisition and investment opportunities. We cannot make assurances that movies will obtain favorable reviews or ratings, will perform well at the box office or in ancillary markets or that broadcasters will license the rights to broadcast any of our programs in development or renew licenses to broadcast programs in our library. The failure to achieve any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

If we are unable to build and maintain our brand of information, our operating results may be adversely affected.

The lack of awareness of our brands, among consumers require us to build and maintain a strong brand identity to attract and retain a broad viewer base. We must continue to expand into new markets to build brand awareness. Also important are effective consumer communications, such as marketing, customer service, and public relations. The role of social media by potential consumers is an important factor in our brand perception. If our efforts to create compelling viewing and/or otherwise promote and maintain our brand are not successful, our ability to attract and retain consumers may be adversely affected. Such a result would likely lead to a decline in attendance of our audience for our movie distribution and theatre, and in the future, impact our viewership, which would adversely affect our operating results.

Any incidents affecting our network and information systems or other technologies could have an adverse impact on our business, reputation and results of operations.

Our business operations rely heavily on network and information systems and other technology systems, including cloud computing. Incidents affecting these systems, including cyber-attacks, viruses, other destructive or disruptive software or activities, process breakdowns, outages, or accidental release of information could result in a disruption of our operations, improper disclosure of personal data of clients, subscribers, or employees, or other privileged or confidential information, or unauthorized access to our digital content or any other type of intellectual property. It is common for a company such as ours to be subjected to continuous attempted cyber-attacks and other malicious efforts that could cause cybersecurity incidents, and we have in the past experienced, and expect to continue to experience cybersecurity incidents, although we have not identified any such incidents that we have determined to be material to our operations as of the date of this report. Any such incident could damage our reputation and may require us to expend substantial resources on litigation, regulatory investigation, and remediation costs, and could therefore have a material adverse effect on our business and results of operations. We continue to work closely with our outside advisors to prevent cybersecurity incidents, and to invest in maintaining and improving cybersecurity resilience. The company’s cybersecurity risks and mitigation actions are monitored by our sole officer and director. Nevertheless, because of the nature of the threats and the cloud computing environment, there can be no assurance that our preventative efforts can fully prevent or mitigate all such incidents or be successful in avoiding harm to our business in the future.

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A significant portion of our library revenues comes from a small number of titles, a portion of which we may be limited in our ability to exploit.

We depend on a limited number of titles in any given fiscal quarter for the majority of the revenues generated by our library. In addition, many of the titles in our library are not presently distributed and generate substantially no revenue. Additionally, our rights to the titles in our library vary; in some cases, we have only the right to distribute titles in certain media and territories for a limited term. If we cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, or renew expiring rights to titles generating a significant portion of our revenue on acceptable terms, any such failure could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our success depends on external factors in the streaming network industry.

Our success depends on the commercial success of our channels and programs they contain, which is unpredictable. Generally, the popularity of our programs depends on many factors, including the critical acclaim they receive, the format of their initial release, their talent, their genre and their specific subject matter, audience reaction, the quality and acceptance of motion pictures or television content that our competitors release into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure activities, general economic conditions and other tangible and intangible factors, many of which we do not control and all of which may change. We cannot predict the future effects of these factors with certainty. Our success will depend on the experience and judgment of our management to select and develop new investment and production opportunities. We cannot assure that our library of movies will obtain favorable reviews or ratings or that broadcasters will license the rights to broadcast any of our media in development or renew licenses to broadcast programs in our library. Additionally, we cannot assure that any original programming content will appeal to our distributors and subscribers. The failure to achieve any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business depends on the appeal of our content to distributors and subscribers, which is difficult to predict. Our business depends in part upon viewer preferences and audience acceptance of our network programming. These factors are difficult to predict and are subject to influences beyond our control, such as the quality and appeal of competing programming, general economic conditions and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in markets. A change in viewer preferences could cause our programming to decline in popularity, which could jeopardize renewal of affiliation agreements with distributors. In addition, our competitors may have more flexible programming arrangements, as well as greater amounts of available content, distribution and capital resources and may be able to react more quickly than we can to shifts in tastes and interests.

If our movie distribution does not gain the level of audience acceptance we expect, or if we are unable to maintain the popularity of our programming, we may have a diminished negotiating position when dealing with distributors, which could reduce our revenue and earnings. We cannot ensure that we will be able to maintain the success of any of our current programming. This could materially adversely impact our business, financial condition, operating results, liquidity and prospects.

We compete with other programming services, including cable programming, national broadcast television, local broadcast television stations and SVOD to secure desired programming, the competition for which has increased as the number of programming services has increased. Other programming services that are affiliated with programming sources such as movie or television studios or film libraries may have a competitive advantage over us in this area. Some of these competitors have exclusive contracts with motion picture studios or independent motion picture distributors or own film libraries.

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We must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive.

The entertainment industry continues to undergo significant developments as advances in technologies and new methods of product delivery and storage (including the emergence of alternative distribution platforms), and certain changes in consumer behavior driven by these developments emerge. New technologies affect the demand for our content, the manner in which our content is distributed to consumers, the sources and nature of competing content offerings and the time and manner in which consumers acquire and view our content. New technologies also may affect our ability to maintain or grow our business and may increase our capital expenditures. We and our distributors must adapt our businesses to shifting patterns of content consumption and changing consumer behavior and preferences through the adoption and exploitation of new technologies.

For instance, such changes may impact the revenue we are able to generate from traditional distribution methods by decreasing the viewership of our networks on systems of cable operators, satellite television providers and telecommunication companies, or by decreasing the number of households subscribing to services offered by those distributors. If we cannot successfully exploit these and other emerging technologies, our appeal to targeted audiences might decline which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We attempt to protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where we distribute our products. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Litigation may also be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business involves risks of liability claims for content of material, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement (as discussed above), and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Piracy of films and television programs could adversely affect our business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films and television content into digital formats. This trend facilitates the creation, transmission and sharing of high quality unauthorized copies of motion pictures and television content. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on our business, because these products reduce the revenue we receive from our products. In order to contain this problem, we may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. We cannot assure you that even the highest levels of security and anti-piracy measures will prevent piracy.

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In particular, unauthorized copying and piracy are prevalent in countries outside of the U.S., Canada and Western Europe, whose legal systems may make it difficult for us to enforce our intellectual property rights. While the U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures and television content, there can be no assurance that any such sanctions will be enacted or, if enacted, will be effective. In addition, if enacted, such sanctions could impact the amount of revenue that we realize from the international exploitation of our content.

Our activities are subject to a variety of laws and regulations relating to privacy and child protection, which, if violated, could subject us to an increased risk of litigation and regulatory actions.

In addition to our company websites and applications, we use third-party applications, websites, and social media platforms to promote our projects and engage consumers, as well as monitor and collect certain information about users of our online forums. A variety of laws, rules and regulations have been adopted in recent years aimed at protecting all individuals, including children who use the internet such as the Children's Online Privacy and Protection Act of 1998 (“COPPA”). COPPA sets forth, among other things, a number of restrictions on what website operators can present to children under the age of 13 and what information can be collected from them. There are also a variety of laws and regulations governing individual privacy with respect to the acquisition, storage, disclosure, use and protection of personal data, including under the European Union General Data Protection Regulation and various other domestic and international privacy and data security laws and regulations, which are continually evolving. If our activities were to violate any applicable current or future laws and regulations, we could be subject to litigation and regulatory actions, including fines and other penalties.

Our networks business is limited by regulatory constraints which may adversely impact our operations.

Although our networks business generally is not directly regulated by the FCC, under the Communications Act of 1934 and the 1992 Cable Act, there are certain FCC regulations that govern our network business. Furthermore, to the extent that regulations and laws, either presently in force or proposed, hinder or stimulate the growth of the cable television and satellite industries, our network business will be affected. As we continue to expand internationally, we also may be subject to varying degrees of local government regulations.

Regulations governing our network businesses are subject to the political process and have been in constant flux historically. Further material changes in the law and regulatory requirements must be anticipated. We cannot assure you that we will be able to anticipate material changes in laws or regulatory requirements or that future legislation, new regulation or deregulation will not have a materially adverse effect on our business, financial condition, operating results, liquidity and prospects.

If we fail to effectively manage our growth, and effectively develop our business, our business will be harmed.

Failure to manage growth of operations could harm our business. To date, a significant amount of activities and resources have been directed at developing our business plan and potential related products. In order to effectively manage growth, we must:

•	Continue to develop an effective planning and management process to implement our business strategy;
•	Hire, train and integrate new personnel in all areas of our business; and
•	Increase capital investments.

We cannot assure you that we will be able to accomplish these tasks or effectively manage our growth.

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Risks Related to Our Financial Condition

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

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If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Risks Associated with Management and Control Persons

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Chiyuan Deng, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Mr. Deng owns a significant percentage of the voting power of our stock and will be able to exercise significant influence over the composition of our Board of Directors, matters subject to stockholder approval and our operations.

As of the date of this filing, Chiyuan Deng owns 100,000 shares of our Series A Preferred Stock, which has the voting power of 51% of the total vote of shareholders. As a result of his equity ownership interest, voting power and the contractual rights described above, Mr. Deng currently is in a position to influence, subject to our organizational documents and Nevada law, the composition of our Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to us, which could adversely affect the market price of our securities.

Risks Related to Our Securities and the Over the Counter Market

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “ABQQ” on the OTCPink operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

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Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;
•	government regulation of our products and services;
•	the establishment of partnerships with other technology companies;
•	intellectual property disputes;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period to period fluctuations in our financial results.

Because we have nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital we may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

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In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Rule 144 sales in the future may have a depressive effect on our stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are rapid, there is no assurance with respect to the amount of any such dividend.

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We have the right to issue additional common stock and preferred stock without consent of shareholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment

We are authorized to issue up to 10,000,000,000 shares of common stock, of which there were 2,331,965,321 shares issued and outstanding as of June 24, 2024. In addition, our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. We have designated and authorized 100,000 shares of Series A Preferred Stock. As of June 24, 2024, there were issued and outstanding 100,000 shares of our Series A Preferred Stock.

Effective on December 1, 2023, due to the fact that no shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock were outstanding, the Board of Directors approved, and the Company filed, Certificates of Withdrawal of Certificate of Designations relating to such series of preferred stock with the Secretary of State of Nevada and terminated the designation of its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock effective as of the same date. As a result, the only preferred stock which is currently designated by the Company is the Company’s Series A Preferred Stock.

The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferential voting, conversion rights, and preferences as to dividends and distributions on liquidation.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Alumni Capital Purchase Agreement.

The sale of our common stock to Alumni Capital in accordance with the Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Alumni Capital in order to exercise a put under the Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Alumni Capital Purchase Agreement and Common Stock Purchase Warrant may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Alumni Capital Purchase Agreement and Common Stock Purchase Warrant, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the equity line is realized.

Purchase Agreement is realized. Dilution is based upon common stock put to Alumni Capital and the stock price discounted to seventy percent (70%) of the lowest daily VWAP of the Common Stock five Business Days prior to the Closing of a Purchase Notice during which the Purchase Price of the Common Stock is valued.

There will also be significant dilution in connection with exercises under the Common Stock Purchase Warrant.

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Alumni Capital will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Alumni Capital Purchase Agreement will be purchased at 70% of the lowest daily VWAP of the Common Stock five Business Days prior to the Closing of a Purchase Notice.

Alumni Capital has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Alumni Capital sells our shares, the price of our common stock may decrease. If our stock price decreases, Alumni Capital may have further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Purchase Agreement.

The lowest VWAP of the Company’s common stock during the five (5) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0002. At that price we would be able to sell shares to Alumni Capital under the Purchase Agreement at the discounted price of $0.00014. At that discounted price, the 3,000,000,000 shares of Common Stock to be issued in connection with the Purchase Agreement would only represent approximately $420,000, which is far below $5,000,000 (the full amount of the Purchase Agreement). As a result, given our stock price, we may only be able to raise a small portion of the entire commitment amount under the Purchase Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the ‘‘Risk Factors’’ incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from this offering. However, we may receive up to an aggregate of $5 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $2.5 million in proceeds from the exercise of the Common Stock Purchase Warrant.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholder and our independent registered public accountants.

DILUTION

The sale of our common stock to Alumni Capital in accordance with the Purchase Agreement and Common Stock Warrant will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Purchase Notice, the more shares of our common stock we will have to issue to Alumni Capital in order to drawdown pursuant to the Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

SELLING STOCKHOLDER

We are registering shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The following table sets forth:

•        the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

•        the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of June 24, 2024, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

•        the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

•        the number of shares to be beneficially owned by the Selling Stockholder and their affiliates following the sale of any shares covered by this prospectus; and

•        the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and their affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder’s ownership of Common Stock as of June 24, 2024.

This prospectus generally covers the (i) resale of all shares received by the Selling Stockholder in connection with the transactions contemplated by the Purchase Agreement and (ii) resale of all shares of Common Stock that are issuable upon exercise by the Selling Stockholder of the Common Stock Purchase Warrant.

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 The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Beneficially Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Number of shares of Common Stock Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder	Offering(1)	Prospectus	Number	Percent
Alumni Capital LP (3)	2,003,125,000(4)	4,500,000,000(5)	0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to derivative securities exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any person.

(2)	Assumes that the Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)	Ashkan Mapar, Manager of Alumni Capital, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Alumni Capital.

(4)	Represents the amount of Warrant Shares underlying two separately issued Common Stock Purchase Warrants (without consideration of the 4.99% ownership limitation imposed by the Warrants).

(5)	Represents the amount of Common Stock issuable pursuant to the Purchase Agreement and Common Stock Purchase Warrant.

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTCPink or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may sell  all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•     on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•     in the over-the-counter market;

•     in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•     block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•     an exchange distribution in accordance with the rules of the applicable exchange;

•     privately negotiated transactions;

•     in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•     through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•     a combination of any such methods of sale; or

•     any other method permitted pursuant to applicable law.

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The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker- dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the selling stockholder and/or the purchasers.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. With respect to any shares of Common Stock issued pursuant to the Equity Line are resold hereunder, the Selling Stockholder is deemed as an underwriter and any broker-dealers that are involved in selling such shares is deemed as an underwriter. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement with Alumni Capital and cash exercises of the Common stock Purchase Warrant. Neither the Purchase Agreement with Alumni Capital nor any rights of the parties under the Purchase Agreement with Alumni Capital may be assigned or delegated to any other person.

We have entered into an agreement with Alumni Capital to keep this prospectus effective until Alumni Capital has sold all of the common shares purchased by it under the Purchase Agreement and has no right to acquire any additional shares of common stock under the Purchase Agreement.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue an aggregate of 10,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of June 24, 2024, there were issued and outstanding (i) 2,331,965,321 shares of common stock, and (ii) 100,000 shares of our Series A Preferred Stock.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

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Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In connection with a transaction in 2022, we issued to Alumni Capital a Common Stock Purchase Warrant dated August 2, 2022 to purchase 50,000,000 shares of Common Stock at an exercise price of $0.02 per share.  In consideration for Alumni Capital’s execution and performance under the Purchase Agreement, the Company issued to Alumni Capital a Common Stock Purchase Warrant dated June 13, 2024 to purchase 1,953,125,000 shares of Common Stock, representing (50%) of the commitment amount of $5 million, at an exercise price of $0.00128 per share, subject to adjustments.

The number of shares under the 2024 Common Stock Purchase Warrant is subject to change based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the Exercise Value of all partial exercises of this Warrant prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date.

The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares.

Options

Currently, we have no options outstanding to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

 Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

Series A Preferred Stock

On September 4, 2020, we filed a certificate of designation for 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the right to vote 51% of the total vote of shareholders and concerts to common stock on a one for one conversion. Our Chief Executive Officer, Chiyuan Deng, owns all 100,000 shares.

Withdrawal of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock

Effective on December 1, 2023, due to the fact that no shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock were outstanding, the Board of Directors approved, and the Company filed, Certificates of Withdrawal of Certificate of Designations relating to such series of preferred stock with the Secretary of State of Nevada and terminated the designation of its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock effective as of the same date. As a result, the only preferred stock which is currently designated by the Company is the Company’s Series A Preferred Stock.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

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Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

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•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our current executive officer and director is as follows:

Name	Age	Position
Chiyuan Deng	60	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director

Chiyuan Deng

Mr. Deng is an investor, producer, and director of Chinese films. He has worked as Vice Chairman of the Guangdong Province Film and TV Production Industry Association and Vice Secretary General of the China City Image Project Advancement Committee. He has extensive investment and management experience in China, including in the areas of corporate development and business investment activities. Mr. Deng graduated from Guangzhou Broadcast TV University in 1987. Mr. Deng is Jianli Deng’s father.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Other Significant Employees

Other than our executive officer, we do not currently have any significant employees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.       Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.       Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Audit Committee

The Board of Directors established an audit committee to assist the Board of Directors in the execution of its responsibilities. Our audit committee, under its charter, is to be comprised solely of non-employee, independent directors as defined by NYSE American market listing standards.

The Audit Committee was established in October of 2019. As of the year ended August 31, 2023, we only have one director, which has effectively ceased the work of the Audit Committee.

For the fiscal year ending August 31, 2023, the Audit Committee did not complete its tasks due to the lack of membership on the committee. Instead, the sole member of the board authorized inclusion of the audited financial statements for the years ended August 31, 2023 and 2022 to be included in this prospectus.

Compliance with Section 16(a) Of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended August 31, 2023, there have been no late reports, failures to file or transactions not timely reported.

Code of Ethics

We have adopted a Corporate Code of Business Conduct and Ethics and Financial Code of Ethics. These are attached as exhibits to our Annual Report for the year ended August 31, 2019.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended August 31, 2023 and 2022.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chiyuan Deng President, CEO	2023 2022	180,000 180,000	0 50,000	0 138,000	0 0	0 0	0 0	0 6,750	180,000 374,750
Jimmy Chue Former Chief Investment Officer	2023 2022	32,446 78,000	0 0	0 76,473	0 0	0 0	0 0	0 0	32,446 154,473
Jianli Deng Former CFO and Director	2023 2022	18,113 4,000	0 0	0 0	0 0	0 0	0 0	0 2,250	18,113 6,250
Brandy Gao, Former Chief Financial Officer	2023 2022	0 15,000	0 0	0 0	0 0	0 0	0 0	0 0	0 15,000
Vella Deng, Former Chief Financial Officer	2023 2022	0 12,000	0 0	0 0	0 0	0 0	0 0	0 4,000	0 16,000

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On July 30, 2018, we entered into an employment agreement with Chiyuan Deng to serve as our President. The agreement is for six years and we issued Mr. Deng 400,000 shares for his services. Under the agreement, Mr. Deng is eligible for a bonus if provided by the board, vacation, medical, insurance and other benefits.

On February 22, 2021, we entered into an employment agreement with Jimmy Chue to serve as Chief Investment Officer (CIO). The CIO will be compensated with an annual base salary of $78,000. On May 9, 2023  , Jimmy Chue resigned as our CIO.

On December 31, 2021, Brandy Gao resigned as Chief Financial Officer of the Company. On December 31, 2021, our board of directors appointed Vella Deng as our Chief Financial Officer. On June 24, 2022, Vella Deng resigned as our Chief Financial Officer. On June 24, 2022, our board of directors appointed Jianli Deng as our Chief Financial Officer and a member of our board of directors.

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares common stock to the Company received under his initial employment agreement.

On June 24, 2022, our board of directors appointed Jianli Deng as our Chief Financial Officer and a member of our board of directors. The Chief Financial Officer will be compensated with an annual base salary of $24,000.    On May 9, 2023  , Jianli Deng resigned as our Chief Financial Officer.

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, as executive salaries.

On November 15, 2023, the Company announced that as part of its efforts to mitigate the financial impact on the Company, the Company’s sole officer and director, Mr. Chiyuan Deng, has agreed to reductions in his employment compensation.

Effective as of October 2023, Mr. Deng has agreed to forego his $180,000 yearly salary and other benefits allowed for under his employment agreement, as amended with the Company, until such fees and benefits are reinstated by the Company’s board of directors.

Once the Company is in a better position financially and profitable, the Company and Mr. Deng plan to amend the employment agreement with changes to Mr. Deng’s compensation structure designed to incentivize the Company’s CEO to achieve and maintain profitability.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chiyuan Deng	—	—	—	—	—	—	—	—	—
Jianli Deng	—	—	—	—	—	—	—	—	—
Jimmy Chue	—	—	—	—	—	—	—	—	—

Director Compensation

On September 29, 2020, our board of directors approved a change in director compensation from shares to cash compensation.

For the year 2019-2020, the Board of Directors approved of the payment of US$9,000 as the fee for each Director.

For the year 2020-2021, the Board of Directors approved of the payment of US$9,000 as the fee for each Director.

For the year 2021-2022, the Board of Directors approved of the payment of US$9,000 as the fee for each Director.

For the year 2022-2023, the Board of Directors approved of the payment of US$9,000 as the fee for each Director.

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BUSINESS

Company Overview

The Company was incorporated under the laws of the State of Nevada on July 29, 2013. The Company's fiscal year end is August 31.

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property, including the acquisition and distribution of movies. On June 1, 2017 we have a patent license to a video synthesis and release system for mobile communications equipment, in which the technology is the subject of a utility model patent in the People's Republic of China. Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This smartphone app was already existing and licensed at the time we acquired the Technology of video synthesis. In January, 2021, our sublicensing agreement with Licensee to generate revenues was terminated. As such, there has been no revenues generated from sub-licensing the Technology since the end of December, 2020. On February 2019, we launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts utilizing Artificial Intelligence. It is a matching platform for performers, advertiser merchants, and owners for more efficient services. We previously generated revenues through an agency service fee from each matched performance. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to suspend the Ai Bian Quan Qiu platform, which, at the time, created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms. As a result, we decide to focus mainly the IP transactions and online video streaming.

On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company's professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. As of February 29, 2024, the Company acquired 73 movie copyrights and broadcast rights and a 75-episode TV drama series. The Company will continue marketing and promoting the ABQQ.tv website through Google Ads and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

On October 21, 2021, the Company entered into a Lease Agreement (the “Lease”) with Martabano Realty Corp. (the “Landlord”), pursuant to which the Company agreed to lease approximately 8,375 square feet of in what is known as the Mt. Kisco Theatre at 144 Main Street, Mount Kisco, New York. The term of the Lease is five years plus free rent period. Commencing in month four, the Company's monthly base rent obligation will be approximately $6,979, which amount will increase in year three to $13,260, year four at $13,658 and the final year at $14,067 in accordance with the terms of the Lease. The Lease contains customary provisions for real property leases of this type, including provisions allowing the Landlord to terminate the Lease upon a default by the Company.

The space was formerly used as a theatre with a total of 5 screens and 466 sets for screening films. The former theatre opened on December 21, 1962 with Hayley Millsin “In Search of the Castaways.” It was a replacement for the town’s other movie theatre that burned down. It was later twinned and further divided into 5 screens. It was operated for years by Lesser Theaters, then bought by Clearview Cinemas. In June, 2013 it was taken over by Bow-Tie Cinemas when they took most Clearview locations. It lasted until March, 2020 when it was closed by the Covid-19 pandemic. It was announced in September 2020 that the closure would be permanent.

On May 5, 2022, the Company incorporated AB Cinemas NY, Inc. in New York, NY, for the purpose of operating Mt. Kisco Theatre located in Mount Kisco, NY. The theatre has started operations in October 2022. After a rough two years for movie theatres due to the pandemic, movie theaters are starting to show signs of life again. The Company is intending to shift the business strategy from online only to the combination of online and offline business. The Company expects to generate considerable revenue from its movie theater business line in the following years.

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On April 27, 2022, the Company purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named as the NFT MMM from Stareastnet Portal Limited, an unrelated party, which including an APP “NFTMMM” on Google Play, and full right to the website: stareastnet.io. NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow the access of NFTMM platform and platform data on both app and website for one year starting from August 20, 2022 to August 19, 2023 for a monthly license fee of $60,000. Pursuant to the agreement, the Company also charged one time implementation service and consulting fee of $100,000. Subsequent to the license renewal on November 1, 2023, the Company would continue licensing the NFT MM platform to the same third party from November 1, 2023 until October 31, 2025. The Company retained the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM” on Google Play, and the website: stareastnet.io.

On May 31, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of total 59 movies for a price of $250,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On September 10, 2023, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights for 4 movies at a price of $104,714. These copyrights allow the Company to transfer these movies to other parties outside the mainland China. On November 27, 2023, the Company further acquired mainland China copyrights of these 4 movies from All In One Media Ltd. at a price of $378,513.

On September 30, 2023, the Company entered into another agreement with All In One Media Ltd to acquire the copy rights and broadcast rights for 2 movies for a price of $212,562. These copyrights allow the Company to broadcast these movies globally.

In November 2023, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China copyrights of 1 movie for a price of $180,000 and the offline broadcast rights of another movie for a price of $211,800. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On November 21, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell offline broadcast rights of 1 movie for a price of $140,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

 Competition

Our main business is sub-license a patent of video synthesis and release system for mobile communications equipment to smartphone apps and smartphone makers. We are in the process of using the underlying technology to create a smartphone video mix app as well as the social video sharing platform. The main competitors are short video apps, we are going to discuss becoming a cooperation partner of them which generated sub-license patent of video synthesis and release system monthly fee from them.

Employees

We currently have 9 employees.

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MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Information

Our common stock is quoted under the symbol “ABQQ” on the OTCPink operated by OTC Markets Group, Inc.

There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of June 24, 2024, we had 2,331,965,321 shares of our common stock issued and outstanding, held by approximately 539 shareholders of record, with others holding shares in street name.

Dividends

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

Unregistered Sales of Equity Securities

The Company had the following equity activities during the six months ended February 29, 2024:

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, to pay off his accrued executive salaries of $45,000.

During the six months ended February 29, 2024, the Company issued total 1,056,681,936 common shares as the result of the conversion of total 174,421 Series C preferred shares.

On December 1, 2023, the Company’s CEO and director, Mr. Chiyuan Deng, cancelled his 20,000 shares of Series B Preferred Stock.

On February 5, 2024, the Company’s Chief Executive Officer cancelled 235,000,000 shares of common stock in the Company.

The Company had the following equity activities during the year ended August 31, 2023:

Common shares

Increasing authorized number of common shares

On October 11, 2022, the Company filed amendment to Articles of Incorporation to increase the authorized number of common shares from 1,000,000,000 shares to 10,000,000,000 shares. This increasing of authorized number of common shares has been retroactively reflected in the consolidated financial statements and notes thereto.

Reverse Split

On June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA.

On September 8, 2023, however, the Board of Directors decided to cancel the company's upcoming 10,000 to 1 reverse split. The Board of Directors decided it would not be in the best interest of the shareholders or the Company to execute a reverse split at this time. The Company informed FINRA that it will not be moving forward with the reverse split withdrew its application.

Conversion of Series C preferred shares to common shares

During the year ended August 31, 2023, the Company issued total 700,770,802 common shares as the result of the conversion of total 250,268 Series C preferred shares.

Subscription of common shares

Pursuant to the common stock purchase agreement signed with Alumni Capital LP on August 2, 2022, for the year ended August 31, 2023, Alumni Capital LP subscribed total of 200,000,000 common shares for total proceeds of $146,475. The agreement expired on December 31, 2022.

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Preferred shares

On September 6, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 90,275 shares of Series C Convertible Preferred Stock of the Company for a gross proceed of $78,500. After deduction of transaction-related expenses, net proceed to the Company was $69,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

On June 21, 2023, 1,436 shares of Series C Convertible Preferred Stock of the Company were waived by the accredited investor.

The Company recorded dividend expenses of $31,387 and $36,952 on Series C and D Preferred shares for the year ended August 31, 2023 and 2022, respectively.

The Company had the following equity activities during the year ended August 31, 2022:

Common shares

•	The Company issued 2,500,000 and 3,000,000 shares of put shares to Peak One for cash at $0.02288, and $0.02719, respectively, per share during Q1 2022.
•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share, and 3,000,000 shares of common stock for cash at $0.01716 per share, and 2,300,000 shares of common stock for cash at $0.01729 per share, and 2,300,000 shares of common stock for cash at $0.0110 per share to Peak One during Q2 2022.
•	As stock-based compensation for annual bonus for calendar year of 2021, the Company issued 5,000,000 shares restricted common stock to the Chief Investment Officer and 10,000,000 shares restricted common stock to the Chief Executive Officer which were valuated at market price $0.0138 per share in Q2 2022.
•	The Company issued 30,000,000 shares of restricted stock at market price $0.0138 per share to seven consultants for 6 months to 18 months consulting services of movies and NFT related business in Q2 2022.
•	The Company issued total 85,715,176 of common shares from preferred shares series C conversion during the year.
•	The Company issued total 12,307,672 of common shares from preferred shares series D conversion during the year.

Subscription of Common shares

On August 2, 2022, the Company entered into a common stock purchase agreement with Alumni Capital LP, a Delaware limited partnership. Pursuant to the agreement, Alumni Capital LP shall purchase $1.0 million of common stocks as per the Company’s discretions after a Registration Statement is declared effective by the Securities and Exchange Commission. The purchase price is number of common stocks in a Purchase Notice issued by the Company multiplied by 75% of the lowest traded price of the Common Stock five Business Days prior to the Closing, which is no later than five business days after the Purchase Notice Date.

In connection with this common stock purchase, Alumni Capital LP is also entitled to purchase up to 50,000,000 shares of Company’s common stock (the “Warrant Shares”). The exercise price is $0.02 per shares with an exercise period commencing on August 2, 2022, and ending on the 5 years anniversary of the issuance date. The aggregated fair value of the warrants is $234,000. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0048; risk free rate of 2.85%; expected term of 5 years; exercise price of $0.02; volatility of 221.4%; and expected future dividends of $Nil. The warrants were recorded in equity.

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The Company plans to use the proceeds from the sale of the common stocks for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company. The registration of these securities was effective on September 13, 2022.

Preferred shares

On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500. The closing occurred on September 3, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $184,000.

On October 21, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450. The closing occurred on October 21, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $75,390.

During the quarter ended November 30, 2021, the Company issued 153 shares of series D preferred stock to an investor for the purchase price of $153,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $140,760.

On December 9, 2021, the Company issued 34 shares of series D preferred stock to an investor for the purchase price of $34,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $31,280.

On January 21, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,035. The closing occurred on January 21, 2022. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $68,535.

On March 16, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 96,075 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $83,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $73,600.

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $115,000.

On July 19, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 92,000 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $80,000. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $70,380.

The Company recorded dividend expenses of $36,952 and $25,835 in connection with its preferred stocks for the years ended August 31 2022 and 2021, respectively. The Company also recorded a penalty expense of $141,945 which was in connection with the conversion of Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Results of Operations for the Three and Six Months Ended February 29, 2024 and February 28, 2023

Revenues

Our total revenue reported for the three and six months ended February 29, 2024 was $385,253 and $1,187,000, respectively. Our total revenue reported for the three and six months ended February 28, 2023 was $298,439 and $535,251, respectively.

The revenue for the three and six months ended February 29, 2024, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales to two third parties, fees charged for embedded marketing service, consulting service fees in connection with the sales of the software-in-progress and restructuring of a company as well as the revenue generated from movie tickets and food and beverage sales from our newly operated movie theatre. On the other hand, for the three and six months ended February 28, 2023, the Company had the same sources of revenue as the current period, except the movie copyrights sales, the fees charged for embedded marketing service and consulting services fees in connection with the sales of the software-in-progress and restructuring of a company .. The increase in revenue was mainly due to the increase in sales of copyrights and broadcast rights during the three and six months ended February 29, 2024 as compared to the three and six months ended February 28, 2023.

We have started the operation of our movie theatre since October 2022. We expect to have continued growth in our cinema segment with the recovery of movie industry from the impact of the pandemic. For the six months ended February 29, 2024, we generated total revenue of $199,364, including $135,342 from ticket sales, and $64,022 from food and beverage sales. For the six months ended February 28, 2023, we generated total revenue of $177,965, including $115,918 from ticket sales, and $62,047 from food and beverage sales.

We anticipate an increase in revenue in the future by selling movie and TV drama copyrights and broadcast rights, achieving enough customers to start subscriptions for ABQQ.tv and generating movie tickets and related revenues from our Mt. Kisco movie theatre in New York. We also hope to generate more license revenue from our NFT MMM platform.

Operating Costs and Expenses

Operating costs and expenses were $1,703,229 for the six months ended February 29, 2024, as compared to $2,803,109 for the six months ended February 28, 2023. Our operating costs and expenses for the six months ended February 29, 2024 consisted of theatre operating costs of $104,081, amortization expenses of $1,072,483, general and administrative expenses of $511,616 and related party salary and wages of $15,049. In contrast, our operating costs and expenses for the six months ended February 28, 2023 consisted of theatre operating costs of $78,708, amortization expenses of $1,779,243, general and administrative expenses of $804,158 and related party salary and wages of $141,000.

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Operating expenses decreased to $873,324 for the three months ended February 29, 2024 from $1,362,193 for the three months ended February 28, 2023. Our operating expenses for three months ended February 29, 2024 consisted of theatre operating costs of $62,726, amortization expenses of $560,674 and general and administrative expenses of $249,924. In contrast, our operating expenses for the three months ended February 28, 2023 consisted of theatre operating costs of $56,304, amortization expenses of $855,744, general and administrative expenses of $379,645 and related party salary and wages of $70,500.

We experienced an increase in theatre operating costs for the six months ended February 29, 2024 as compared to the six months ended February 28, 2023, mainly due to the commencement of our move theatre operation since October 2022. The theatre operating costs for the six months ended February 29, 2024 encompass an additional month of operating costs in contrast to the corresponding period in 2023.

We experienced a decrease in amortization expenses for the six months ended February 29, 2024 as compared to the corresponding period in 2023, mainly due to more fully amortized intangible assets for the six months ended February 29, 2024.

We experienced a decrease in general and administrative expenses for the six months ended February 29, 2024 as compared to the corresponding period in 2023, mainly as a result of decreased non-related party salaries and contractors, stock-based compensations, professional fees, office expenses and repair and maintenance expenses for the six months ended February 29, 2024 in contrast to the corresponding period in 2023.

We experienced a decrease in related party salary and wages for the six months ended February 29, 2024 as compared to corresponding period in 2023, mainly due to the resignation of the Chief Financial Officer and Chief Investment Officer as well as the opt out of salary by the Chief Executive Officer effective since October 2023. During the six months ended February 29, 2024, the Company incurred total compensation of $15,049 for the Chief Executive Officer. During the six months ended February 28, 2023, the Company incurred total compensation of $102,000 for Chief Executive Officer and Chief Financial Officer. The Company also incurred total compensation of $nil and $39,000, respectively, for Chief Investment Officer during the six months ended February 29, 2024 and February 28, 2023.

We anticipate our operating expenses will increase as we undertake our plan of operations, including the streamline of costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC. These costs may increase our operational costs in fiscal 2024 at various levels of operation.

Other Income

We had other income of $64,910 for the six months ended February 29, 2024, as compared with other income of $158 for the corresponding period in 2023. Our other income for the six months ended February 29, 2024 was the net amount of the other income generated from the sales of software in progress, bank interest income, and the interest expense – related party. Our other expenses for the corresponding period in 2023 was the bank interest income.

Net Loss

We incurred a net loss in the amount of $451,319 for the six months ended February 29, 2024, as compared with a net loss of $2,267,700 for corresponding period in 2023.

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Results of Operations for the Years Ended August 31, 2023 and 2022

Revenues

Our total revenue reported for the years ended August 31, 2023 and 2022 was $1,473,222 and $2,928,000, respectively.

The revenue for the year ended August 31, 2023, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales to a third party, as well as the revenue generated from movie tickets and food and beverage sales from our newly operated movie theatre. On the other hand, the revenue for the year ended August 31, 2022, was mainly attributable to the sale of mainland China copyrights and broadcast rights for a number of movies. The decrease in revenue was mainly due to the decrease in copyrights and broadcast rights sold in fiscal 2023 as compared to fiscal 2022.

We have started the operation of our movie theatre since October 2022. For the year ended August 31, 2023, we generated total revenue of $525,222, including $345,057 from ticket sales, and $180,165 from food and beverage sales. We expect to have continued growth in our cinema segment with the recovery of movie industry from the impact of the pandemic.

We anticipate an increase in revenue in the future by selling movie and TV drama copyrights and broadcast rights, achieving enough customers to start subscriptions for ABQQ.tv and generating movie tickets and related revenues from our Mt. Kisco movie theatre in New York. We also hope to generate more license revenue from our NFT MMM platform.

Operating Costs and Expenses

Operating expenses was $5,030,354 for the year ended August 31, 2023, as compared to $4,959,787 for the year ended August 31, 2022. Our operating costs and expenses for the year ended August 31, 2023 consisted of theatre operating costs of $243,635, amortization expenses of $3,048,172, general and administrative expenses of $1,507,988 and related party salary and wages of $230,559. In contrast, our operating costs and expenses for the year ended August 31, 2022 consisted of amortization expenses of $3,221,789, general and administrative expenses of $1,190,360 and related party salary and wages of $547,638.

We experienced an increase in theatre operating costs in fiscal 2023 as compared to fiscal 2022, mainly due to the commencement of our move theatre operation since October 2022.

We experienced a decrease in amortization expenses in fiscal 2023 as compared to fiscal 2022, mainly due to the increase in fully amortized assets for the year ended August 31, 2023.

We experienced an increase in general and administrative expenses in fiscal 2023 as compared to fiscal 2022, mainly as a result of increased non-related party salaries and contractors, professional fees, and utilities expenses, offset partially by decreased depreciation expense in fiscal 2023 as compared with fiscal 2022.

We experienced a decrease in related party salary and wages in fiscal 2023 as compared to fiscal 2022 due to the resignation of the Chief Financial Officer and Chief Investment Officer during the year ended August 31, 2023. During the years ended August 31, 2023 and 2022, the Company paid the Chief Executive Officer and Chief Financial Officer total compensation of $198,113 and $393,165, respectively. The Company also paid Chief Investment Officer compensation of $32,446 and $154,473, respectively, for the years ended August 31, 2023 and 2022.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC and COVID compliance as our business grows more complex and more expensive to maintain. On the COVID front, we expect that restrictions will ease moving forward, but there may still be setbacks as variants to the virus emerge and governments take lockdown measures in response. These and other costs for COVID expenditures may increase our operational costs in fiscal 2023 at various levels of operation.

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Other Income (Expenses)

We had other expenses of $9,578 for the year ended August 31, 2023, as compared with other expenses of $142,184 for the year ended August 31, 2022. Our other expenses for fiscal 2023 was the interest expense – related party, net of bank interest income. Our other expenses for fiscal 2022 was the result of the penalty expenses recorded in connection with the conversion of the Company’s Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

Net Loss

We incurred a net loss in the amount of $3,566,710 for the year ended August 31, 2023, as compared with a net loss of $2,173,971 for year ended August 31, 2022.

Liquidity and Capital Resources

As of February 29, 2024, we had $63,665 in current assets consisting of cash and prepaid expenses. Our total current liabilities as of February 29, 2024 were $798,578. As a result, we have a working capital deficit of $734,913 as of February 29, 2024 as compared with $1,005,847 as of August 31, 2023.

Operating activities used $39,697 in cash for the six months ended February 29, 2024, as compared with $664,737 used in cash for the six months ended February 28, 2023.

Our negative operating cash flow for the six months ended February 29, 2024 was mainly the result of net loss combined with cash used in the purchase of movie and TV series broadcast right and copyright, offset by the amortization of intangible assets, and the increase in deferred revenue and accounts payable and accrued liabilities.

Our negative operating cashflow for the six months ended February 28, 2023 was mainly the result of our net loss combined with operating changes in accounts receivable, purchase of movie and TV series broadcast right and copyright and accounts payable and accrued liabilities, offset by the amortization of intangible assets and consulting fees paid in stock.

Investing activities was $Nil for the six months ended February 29, 2024 and February 28, 2023.

Financing activities used $43,734 for the six months ended February 29, 2024, as compared with $746,398 provided by financing activities for the six months ended February 28, 2023. Our negative financing cash flow for the six months ended February 29, 2024 was due to the settlement of loans due to related party. Our positive financing cash flow for the six months ended February 28, 2023 was mainly the result of proceeds from issuance of our common shares, preferred shares, and the loans from related parties.

Going Concern

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of February 29, 2024, the Company had an accumulated deficit of approximately $12.8 million and a working capital deficit of approximately $0.7 million. For the six months ended February 29, 2024, the Company incurred a net loss of approximately $0.5 million and the net cash used in operating activities was approximately $40,000.

The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain the continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide the additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected ticket sales from Mt. Kisco movie theatre, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

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These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Off Balance Sheet Arrangements

As of February 29, 2024, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the financial statements.

Certain Relationships and Related Person Transactions

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Loan from related parties

In support of the Company’s efforts and cash requirements, it may rely on advances from stockholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. On June 1, 2023, Chiyuan Deng, the Chief Executive Officer, as the Company stockholders, entered into a line of credit agreement with the Company. Chiyuan Deng agreed to provide a line of credit to the Company for a total amount of no more than $1,500,000, including the previous shareholder loan balance of $697,281. The amount under this line of credit is non-interest bearing and due on demand starting from June 1, 2023. The Company has recognized an imputed interest at 5% per annum of the balances as of the year ended August 31, 2023. As of August 31, 2023 and 2022, the Company had loan from Chiyuan Deng balance of $748,285 and $144,516.

Jianli Deng, the former Chief Financial Officer, as the Company’s stockholders, make advances periodically to the Company for working capital purpose. These loans are non-interest bearing and due on demand. The amount due to Jianli Deng was fully settled on May 16, 2023. As of August 31, 2023 and 2022, the Company had loan from Jianli Deng balance of $nil and $232,882.

Accounts payable and accrued liabilities - related party - Youall Perform Services Ltd.

Youall Perform Services Ltd is owned by Jianli Deng, the former Chief Financial Officer. In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a two-year website maintenance contract to maintain the website ABQQ.TV which was launched on December 29, 2020. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 was scheduled to be due on the twenty first month of service term. During the year ended August 31, 2023, the Company made payment of $12,812 with the accounts payable – related party balance to Youall Perform Services Ltd of $6,388 as of August 31, 2023.

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Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On December 1, 2020, the Company entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by Chiyuan Deng, the Chief Executive Officer, to grant Zestv Studios Limited the distribution right for the movie “Love over the world” and charge Zestv Studios Limited movie royalties. The Company’s royalty revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although Zestv Studios Limited has paid royalty revenue to the Company, Zestv Studios Limited failed to collect cash from Hua Xia. As of August 31, 2021, the Company had refund payable of $916,922 for the movie royalty revenue net of the movie distribution commission fee to Zestv Studios Limited.

On June 23, 2022, the Company sold the mainland China copyright and broadcast right of the movie “Too Simple” to Zestv Studios Limited for a price of $750,000. The Company remains to have all copyright of outside of mainland China. The Company used this proceed to off-set the refund payable balance to Zestv Studios Limited with additional payment of $151,795 during the year ended August 31, 2022. The Company made payments of $15,127 during the year ended August 31, 2023.

As of August 31, 2023 and 2022, the Company had balance of $nil and $15,127 payable to Zestv Studios Limited, respectively.

The Company also rented an office space from Zestv Studios Limited. The lease was early terminated on August 31, 2023 (See Note 6). For the years ended August 31, 2023 and 2022, the Company incurred related party office rent expense of $66,048 and $66,048 respectively.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares common stock to the Company received under his initial employment agreement.

For the years ended August 31, 2023 and 2022, the Company incurred total compensation of $198,113 and $393,165, respectively, for Chief Executive Officer and Chief Financial Officer. The Company also incurred total compensation of $32,446 and $154,473, respectively, for Chief Investment Officer for the year ended August 31, 2023 and 2022.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 24, 2024, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 144 Main Street, Mt. Kisco, NY 10549.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Chiyuan Deng(3)	234,352,733	10%	100,000	100%
All Directors and Executive Officers as a Group (1 person)	234,352,733	10%	100,000	100%
5% Holders
None			—	—

38

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 2,331,965,321 shares of common stock issued and outstanding, 100,000 shares of Series A Preferred Stock issued and outstanding.

(3)	Includes 230,852,733 shares held in his name, 2,100,000 shares held in Zestv Features Ltd in which he has voting and disposition authority, 1,400,000 shares held in Bonus Media Investment Limited in which he has voting and disposition authority, and 100,000 shares which may be acquired from converting 100,000 Series A shares.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the Company as of August 31, 2023 and August 31, 2022 and for the years then ended included in this prospectus have been audited by Prager Metis CPAs, LLC as set forth in its report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more informatsion about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

39

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

AB International Group Corp.

144 Main Street,

Mt. Kisco, NY 10549

914) 202-3108

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

40

41

AB INTERNATIONAL GROUP CORP.

Consolidated Balance Sheets

(Unaudited)

	February 29,	August 31,
	2024	2023

ASSETS
Current Assets
Cash and cash equivalents	$33,665	$117,096
Prepaid expenses	30,000	—
Total Current Assets	63,665	117,096

Property and equipment, net	6,038	8,254
Right of use operating lease assets, net	595,619	696,380
Intangible assets, net	1,078,417	1,455,110
Purchase deposits for intangible assets, non-current	—	300,000
Security deposit	46,006	45,240
TOTAL ASSETS	$1,789,745	$2,622,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$145,973	$156,763
Accounts payable and accrued liabilities - related party	6,388	6,388
Loan from related parties	319,551	748,285
Current portion of obligations under operating leases	244,066	211,507
Deferred revenue	82,600	—
Total Current Liabilities	798,578	1,122,943

Obligations under operating leases, non-current	485,715	608,149
Total Liabilities	1,284,293	1,731,092

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of February 29, 2024 and August 31, 2023, respectively	100	100
Series B preferred stock, 0 and 20,000 shares issued and outstanding, as of February 29, 2024 and August 31, 2023, respectively	—	20
Series C preferred stock, 0 and 174,421 shares issued and outstanding, as of February 29, 2024 and August 31, 2023, respectively	—	175
Series D preferred stock, 0 and 0 shares issued and outstanding, as of February 29, 2024 and August 31, 2023, respectively	—	—
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 2,331,965,321 and 1,285,283,385 shares issued and outstanding, as of February 29, 2024 and August 31, 2023, respectively	2,331,965	1,285,283
Additional paid-in capital	11,012,704	11,993,408
Accumulated deficit	(12,839,317)	(12,387,998)
Total Stockholders’ Equity	505,452	890,988
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,789,745	$2,622,080

The accompanying notes are an integral part of these financial statements.

F-1

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023

REVENUE
Copyrights and license	$885,289	$357,286	$171,001	$177,286
Theatre admissions and food and beverage sales	199,364	177,965	111,905	121,153
Consulting services	102,347	—	102,347	—
Total revenue	1,187,000	535,251	385,253	298,439

OPERATING COSTS AND EXPENSES
Amortization expenses	(1,072,483)	(1,779,243)	(560,674)	(855,744)
Theatre operating costs	(104,081)	(78,708)	(62,726)	(56,304)
General and administrative expenses	(511,616)	(804,158)	(249,924)	(379,645)
Related party salary and wages	(15,049)	(141,000)	—	(70,500)
Total Operating Costs And Expenses	(1,703,229)	(2,803,109)	(873,324)	(1,362,193)

Loss From Operations	(516,229)	(2,267,858)	(488,071)	(1,063,754)

OTHER INCOME
Interest income	694	158	57	79
Interest expense – related party	(20,784)	—	(6,905)	—
Other income	85,000	—	—	—
Total Other Income	64,910	158	(6,848)	79

Loss Before Income Tax Benefit	(451,319)	(2,267,700)	(494,919)	(1,063,675)

Income tax benefit	—	—	—	—
NET LOSS	$(451,319)	$(2,267,700)	$(494,919)	$(1,063,675)
Preferred shares dividend	—	(10,629)	—	(4,864)
Net loss available to common stockholders	(451,319)	(2,278,329)	(494,919)	$(1,068,539)

NET LOSS PER SHARE: BASIC	$(0.00)	$(0.00)	$(0.00)	$(0.00)
NET LOSS PER SHARE: DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	2,245,380,603	604,591,133	2,502,404,882	728,656,133
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	2,245,380,603	604,591,133	2,502,404,882	728,656,133

The accompanying notes are an integral part of these financial statements.

F-2

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Changes in Stockholders' Equity

(Unaudited)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Compensation	Total Equity

Balance –November 30, 2022	659,550,369	$659,550	450,050	$450	$12,583,045	$(9,999,691)	$(127,157)	$3,116,197
Preferred shares series C converted into common shares	221,354,447	221,355	(81,075)	(81)	(221,274)	—	—	—
Dividend in connection with Preferred shares series C	—	—	—	—	4,865	—	—	4,865
Common shares issued to officers for services	—	—	—	—	—	—	75,571	75,571
Net loss	—	—	—	—	—	(1,068,539)	—	(1,068,539)
Balance at February 28, 2023	880,904,816	$880,905	368,975	$369	$12,366,636	$(11,068,230)	$(51,586)	$2,128,094

Balance - August 31, 2022	384,512,583	$384,512	455,850	$456	$12,636,838	$(8,789,901)	$(209,957)	$4,021,948
Issuance of common shares	200,000,000	200,000	—	—	(53,525)	—	—	146,475
Series C Preferred Shares issued	—	—	90,275	90	68,910	—	—	69,000
Preferred shares series C converted into common shares	296,392,233	296,393	(177,150)	(177)	(296,216)	—	—	—
Dividend in connection with Preferred shares series C	—	—	—	—	10,629	—	—	10,629
Common shares issued to officers for services	—	—	—	—	—	—	158,371	158,371
Net loss	—	—	—	—	—	(2,278,329)	—	(2,278,329)
Balance - February 28, 2023	880,904,816	$880,905	368,975	$369	$12,366,636	$(11,068,230)	$(51,586)	$2,128,094

Balance – November 30, 2023	2,566,965,321	$2,566,965	120,000	$120	$10,770,780	$(12,344,398)	$—	$993,467
Preferred shares series B cancellation	—	—	(20,000)	(20)	20	—	—	—
Common shares cancellation	(235,000,000)	(235,000)	—	—	235,000	—	—	—
Imputed Interest	—	—	—	—	6,904	—	—	6,904
Net loss	—	—	—	—	—	(494,919)	—	(494,919)
Balance – February 29, 2024	2,331,965,321	$2,331,965	100,000	$100	$11,012,704	$(12,839,317)	$—	$505,452

Balance – August 31, 2023	1,285,283,385	$1,285,283	294,421	$295	$11,993,408	$(12,387,998)	$—	$890,988
Issuance of restricted common shares to officer for service	225,000,000	225,000	—	—	(180,000)	—	—	45,000
Preferred shares series C converted into common shares	1,056,681,936	1,056,682	(174,421)	(175)	(1,056,507)	—	—	—
Preferred shares series B cancellation	—	—	(20,000)	(20)	20	—	—	—
Common shares cancellation	(235,000,000)	(235,000)	—	—	235,000	—	—	—
Imputed Interest	—	—	—	—	20,783	—	—	20,783
Net loss	—	—	—	—	—	(451,319)	—	(451,319)
Balance – February 29, 2024	2,331,965,321	$2,331,965	100,000	$100	$11,012,704	$(12,839,317)	$—	$505,452

The accompanying notes are an integral part of these financial statements.

F-3

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	February 29,	February 28,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(451,319)	$(2,278,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Executive salaries and consulting fees paid in stock	—	158,371
Depreciation of fixed asset	2,216	2,224
Amortization of intangible asset	1,072,482	1,779,243
Gain from sales of software in progress	(85,000)	—
Imputed interest on officer loan	20,783	—
Non-cash dividend expense for preferred shares	—	10,629
Non-cash lease expense	10,886	17,167
Changes in operating assets and liabilities:
Accounts receivable	—	(60,000)
Prepaid expenses	(30,000)	3,555
Rent security & electricity deposit	(766)	—
Other receivable	—	120,000
Purchase of movie and TV series broadcast right and copyright	(695,789)	(243,276)
Accounts payable and accrued liabilities	34,210	(161,909)
Accounts payable and accrued liabilities – related party	—	(15,127)
Deferred revenue	82,600	2,715
Net cash used in operating activities	(39,697)	(664,737)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds from (repayment to) related parties	(43,734)	530,923
Proceeds from common stock issuances	—	146,475
Proceeds from preferred share C issuances	—	69,000
Net cash provided by financing activities	(43,734)	746,398

Net increase (decrease) in cash and cash equivalents	(83,431)	81,661
Cash and cash equivalents – beginning of period	117,096	84,223
Cash and cash equivalents – end of period	$33,665	$165,884

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Investing and Financing Activities:
Settlement of accrued CEO salaries with common stock	$45,000	$—
Net off purchase deposit with loan from related parties for sales of software	$300,000
Transfer from purchase deposit to intangible assets	$—	$461,724
Transfer from purchase deposit to other receivable	$—	$420,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of AB International Group Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements have been omitted pursuant to such rules and regulations. The consolidated balance sheet as of August 31, 2023 derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by GAAP. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2023.

The unaudited consolidated financial statements as of and for the three and six months ended February 29, 2024 and February 28, 2023, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial condition, results of operations and cash flows. The results of operations for the three and six months ended February 29, 2024 and February 28, 2023 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly owned subsidiary App Board Limited and AB Cinemas NY, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable is presented at invoiced amount net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s payment history, its current credit-worthiness and current economic trends. Accounts are written off after efforts at collection prove unsuccessful. No allowance was recorded for the three and six months ended February 29, 2024 and February 28, 2023.

F-5

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Transactions

The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Gains and losses from translation of foreign currency into U.S. dollars are included in current results of operations.

Prepayments

Prepayments primarily consist of payments made to acquire the copyrights and distribution rights of movies, TV shows and music, etc. Prepayments are classified as either current or non-current based on the nature and the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Prepayments are written off against the allowances only after exhaustive collection efforts. No allowance was recorded for the three and six months ended February 29, 2024 and February 28, 2023.

Property and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvement is related to the enhancements paid by the Company to leased offices. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use.

The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Estimated Useful Life
Furniture	7 years
Appliances	5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations in other income or expenses.

Intangible Assets

Intangible assets are recorded at the lower of cost or estimated fair value and amortized as follows:

•	Movie copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years
•	NFT MMM platform: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

Amortized costs of the intangible asset are recorded as amortization expenses in the consolidated statements of operations.

F-6

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease property under operating lease

The Company adopted ASU No. 2016-02—Leases (Topic 842) since June 1, 2019, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification. Adoption of the new standard resulted in the recording of additional lease assets and lease liabilities on the consolidated balance sheets. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Impairment losses are included in the general and administrative expense. There was no impairment loss during the three and six months ended February 29, 2024 and February 28, 2023, respectively.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from five sources: (1) selling copyrights of movies or TV shows; (2) licensing NFT MMM platform and providing technical service; (3) movie theater admissions and food and beverage sales; (4) embedded marketing service; (5) consulting services.

F-7

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue from selling copyrights of movies or TV shows:

The Company recognizes revenue when master copy of movie or TV show is delivered, the IP is authorized and transferred to customers. The Company’s contracts with customer are primarily on a fixed-price basis and do not contain cancelable and refund-type provisions.

Revenue from licensing NFT MMM platform and providing technical service fee:

The Company derives revenue from NFTMM platform license fees, which includes accessing the NFTMM platform and platform data on both app and website. The Company's contract has a two-year term, and is non-cancelable and non-refundable. In accordance with ASC 606, a 'right to access' license is recognized over the license period. Initial technical service fee comprises of installation, implementation and necessary training required by the customer. These services fees are recognized as the services are delivered at a point in time.

Revenue from movie theater admissions and food and beverage sales:

The Company recognizes admissions and food and beverage revenues based on a gross transaction price which are recorded at a point in time when a film is exhibited to a customer and when a customer takes possession of food and beverage offerings. The Company defers 100% of the revenue associated with the sales of gift cards and exchange tickets until such time as the items are redeemed or estimated income from non-redemption is recorded.

Revenue from embedded marketing service:

The Company derives revenue from providing the services of embedded marketing through adding advertisement into movies and TV series. The Company recognizes revenue when the advertisement is added to the movies and TV series.

Revenue from consulting services:

The Company derives revenue from providing consulting services in connection with the sales of the software-in-progress and the restructuring of a Company and bring it to IPO. The consulting service fees are recognized when the services are delivered.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contact assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of February 29, 2024 and August 31, 2023, other than deferred revenue, the Company had no material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheets.

F-8

 AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

The following table presents sales by revenue streams for the three and six months ended February 29, 2024 and February 28, 2023, respectively:

	Three months ended
	February 29, 2024	February 28, 2023
Consulting services	$102,347	$—
NFT licenses	171,001	177,286
Theatre admissions	77,518	79,756
Food and beverage sales	34,387	41,397
Total revenue	$385,253	$298,439

	Six months ended
	February 29, 2024	February 28, 2023
Copyrights sales	$531,800	$—
Embedded marketing service	125,489	—
Consulting services	102,347	—
NFT licenses	228,000	357,286
Theatre admissions	135,342	115,918
Food and beverage sales	64,022	62,047
Total revenue	$1,187,000	$535,251

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-9

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value due to their short-term nature. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

No liabilities measured at fair value on a recurring basis as of February 29, 2024 and August 31, 2023.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of February 29, 2024, the total number of warrants outstanding was 50,000,000 (See Note 9). No warrants were included in the diluted earnings per share as they would be anti-dilutive. No preferred stocks were included in the diluted earnings per share as they would be anti-dilutive.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2.

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

F-10

  AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. Deferred income taxes assets and liabilities are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for employee share-based awards. For employee share-based awards, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, “‘Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the fiscal year beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 to have a material effect on the consolidated financial statements.

In June 2022, the FASB issued ASU No. 2022-03, "Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions," which clarifies and amends the guidance of measuring the fair value of equity securities subject to contractual restrictions that prohibit the sale of the equity securities. The guidance will be effective for fiscal years beginning after December 15, 2023 and interim periods within those fiscal years. The Company does not expect the adoption to have a material impact on the consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and statements of cash flows.

F-11

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of February 29, 2024, the Company had an accumulated deficit of approximately $12.8 million and a working capital deficit of approximately $0.7 million. For the six months ended February 29, 2024, the Company incurred a net loss of approximately $0.5 million and the net cash used in operating activities was approximately $40,000. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of the leased office.

The depreciation expense was $2,216 and $2,224 for the six months ended February 29, 2024 and February 28, 2023, respectively.

As of February 29, 2024 and August 31, 2023, the balance of property and equipment was as follows:

	February 29, 2024	August 31, 2023
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(166,240)	(164,024)
Property and equipment, net	$6,038	$8,254

F-12

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

 NOTE 5 – INTANGIBLE ASSETS

As of February 29, 2024 and August 31, 2023, the balance of intangible assets was as follows:

	February 29, 2024	August 31, 2023
Movie copyrights - Love over the world	$853,333	$853,333
Sitcom copyrights - Chujian	640,000	640,000
Movie copyrights - A story as a picture	422,400	422,400
Movie copyrights - Our treasures	936,960	936,960
Movie broadcast right- On the way	256,000	256,000
Movie copyrights - Too simple	1,271,265	1,271,265
Movie copyrights - Confusion	1,024,000	1,024,000
Movie copyrights - Amazing Data	300,000	300,000
Movie copyrights - Nice to meet you	300,000	300,000
Movie copyrights – 6 movies	695,789	—
TV drama copyright - 20 episodes	295,000	295,000
Movie broadcast rights – 59 movies	2,439,840	2,439,840
NFT MMM platform	280,000	280,000
Total cost	9,714,587	9,018,798
Accumulated amortization	(8,636,170)	(7,563,688)
Intangible assets, net	$1,078,417	$1,455,110

The amortization expense for the six months ended February 29, 2024 and February 28, 2023 was $1,072,482 and $1,779,243, respectively. Estimated future amortization expense is as follows:

Twelve months ending February 28,	Amortization expense
2024	$872,272
2025	206,145
Total	$1,078,417

In March 2022, the Company signed a purchase agreement with All In One Media Ltd to acquire the copyrights and broadcast rights for five movies at a price of $1,500,000. These copyrights and broadcast rights allow the Company to broadcast these movies outside the mainland China. On November 29, 2022, both parties entered into an amended agreement to deliver the copyrights and broadcast rights of two movies (Amazing data and Nice to meet you) to the Company on November 30, 2022 for a total price of $600,000. As of August 31, 2022, $356,724 was paid and recorded as purchase deposit for intangible asset. On November 30, 2022, the company received the copies of two movies. The purchase deposit of $356,724 was transferred to intangible assets and the unpaid balance of $243,276 was recorded as accounts payable and was paid in December 2022. Per amended agreement, the remaining three movies will be delivered upon receiving the payment of minimum $300,000 per movie from the Company before December 31, 2022. The agreement was terminated on December 31, 2022 due to the fact that the Company did not make the payments for the remaining movies.

In March 2022, the Company signed a purchase agreement with Anyone Pictures Limited to acquire the copyright for broadcasting a 25-episode TV drama series outside of mainland China, at a price of $525,000. Five standalone episodes were delivered in December 2022. On February 21, 2023, both parties entered into a supplementary agreement to determine the delivery of the remaining 20 standalone episodes. As a result, Anyone Pictures Limited agreed to refund $420,000 to the Company and the Company had received the full amount as of August 31, 2023.

F-13

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – INTANGIBLE ASSETS (continued)

On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow the access of NFT MMM platform and platform data on both app and website for one year starting from August 20, 2022 for a monthly license fee of $60,000. Subsequent to the license renewal on November 1, 2023, the Company would continue licensing the NFT MMM platform to the same third party from November 1, 2023 until October 31, 2025 for a monthly license fee of $57,000. The Company remains the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM” on Google Play, and the website: starestnet.io.  For the six months ended February 29, 2024 and February 28, 2023, the Company recognized license revenue of $228,000 and $357,286, respectively.

On September 10, 2023, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights for 4 movies at a price of $104,714. These copyrights allow the Company to transfer these movies to other parties outside the mainland China. On November 27, 2023, the Company further acquired mainland China copyrights of these 4 movies from All In One Media Ltd. at price of $378,513.

On September 30, 2023, the Company entered into another agreement with All In One Media Ltd to acquire the copy rights and broadcast rights for 2 movies for a price of $212,562. These copyrights allow the Company to broadcast these movies globally.

In November 2023, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China copyrights of 1 movie for a price of $180,000 and the offline broadcast rights of another movie for a price of 211,800. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On November 21, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell offline broadcast rights of 1 movie for a price of $140,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

NOTE 6 – LEASES

In September 2023, the Company entered into a one month lease with a third party for an office space in Hong Kong, incurring a monthly rent of $766. The lease was ceased as of November 30, 2023.

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theatre consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first two years, and $20,648 for the third year including real estate related taxes and landlord’s insurance.

Total lease expense for the six months ended February 29, 2024 and February 28, 2023 was $104,132 and $142,936, respectively. All leases are on a fixed payment basis. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following is a schedule of maturities of lease liabilities:

Twelve months ending February 28,
2025	$248,168
2026	252,954
2027	236,006
Total future minimum lease payments	737,128
Less: imputed interest	(7,347)
Total	$729,781

F-14

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 – PURCHASE DEPOSITS FOR INTANGIBLE ASSETS

The balance of purchase deposits for intangible assets which relates to the acquisition of copyrights and broadcast rights for movies and TV dramas and software was as follows:

	February 29, 2024	August 31, 2023

Purchase deposit for software	$—	$300,000
Total purchase deposits for intangible assets	$—	$300,000

On June 8, 2023, the Group has entered into software development contract for the creation of the streaming software designed for use on both the website and mobile applications. Pursuant to the contract’s terms, the Developer is contractually obliged to deliver the software by September 8, 2024, which corresponds to the upcoming 15-month period. The costs of the software amounts to $1,500,000. As of August 31, 2023, the Group has remitted an initial payment of $300,000 to the Developer. On November 28, 2023, both parties entered into an amended agreement to sell the software-in-progress to the Developer for $385,000. The amount was received through Zestv Studios Limited as of November 30, 2023 and used to reduce the amount of loan from CEO (see Note 8). The Company recognized a gain on the sales of software of $85,000. From December 1, 2023 to August 31, 2024, the Group is obliged to provide consulting services to the Developer regarding the design and development of the software-in-progress. The monthly consulting fee is $25,600.

NOTE 8 – RELATED PARTY TRANSACTIONS

Loan from related parties

In support of the Company’s efforts and cash requirements, it may rely on advances from stockholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. On June 1, 2023, Chiyuan Deng, the Chief Executive Officer, as the Company stockholders, entered into a line of credit agreement with the Company. Chiyuan Deng agreed to provide a line of credit to the Company for a total amount of no more than $1,500,000, including the previous shareholder loan balance of $697,281. The amount under this line of credit is non-interest bearing and due on demand starting from June 1, 2023. As of February 29, 2024 and August 31, 2023, the Company has recognized an imputed interest at 5% per annum of the balances. As of February 29, 2024 and August 31, 2023, the Company had loan from Chiyuan Deng balance of $319,551 and $748,285.

Accounts payable and accrued liabilities - related party - Youall Perform Services Ltd.

Youall Perform Services Ltd is owned by Jianli Deng, the former Chief Financial Officer. In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a two-year website maintenance contract to maintain the website ABQQ.TV which was launched on December 29, 2020. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 was scheduled to be due on the twenty first month of service term. During the year ended August 31, 2023, the Company made payment of $12,812 with the accounts payable – related party balance to Youall Perform Services Ltd of $6,388 as of August 31, 2023. As of February 29, 2024, the related part balance to Youall Perform Services Ltd was $6,388.

F-15

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On December 1, 2020, the Company entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by Chiyuan Deng, the Chief Executive Officer, to grant Zestv Studios Limited the distribution right for the movie “Love over the world” and charge Zestv Studios Limited movie royalties. The Company’s royalty revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although Zestv Studios Limited has paid royalty revenue to the Company, Zestv Studios Limited failed to collect cash from Hua Xia. As of August 31, 2021, the Company had refund payable of $916,922 for the movie royalty revenue net of the movie distribution commission fee to Zestv Studios Limited.

On June 23, 2022, the Company sold the mainland China copyright and broadcast right of the movie “Too Simple” to Zestv Studios Limited for a price of $750,000. The Company remains to have all copyright of outside of mainland China. The Company used this proceed to off-set the refund payable balance to Zestv Studios Limited with additional payment of $151,795 during the year ended August 31, 2022. The Company made payments of $5,127 during the 3 months ended November 30, 2022 and $10,000 during the 3 months ended February 28, 2023.

On November 28, 2023, the Company sold the software-in-progress to the Developer for $385,000. Zestv Studios Limited collected the payment on behalf of the Company. The payment of $385,000 reduced the loan from related parties as of November 30, 2023 (See Note 7).

 The Company also rented an office space from Zestv Studios Limited. The lease was early terminated on August 31, 2023. For the six months ended February 29, 2024 and February 28, 2023, the Company incurred related party office rent expense of $0 and $33,024, respectively.

As of February 29, 2024 and August 31, 2023, the Company had $0 payable to Zestv Studios Limited.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares common stock to the Company received under his initial employment agreement. The Chief Executive Officer opted to forgo his salaries effective from October 2023.

During the six months ended February 29, 2024, the Company incurred total compensation of $15,049 for the Chief Executive Officer. During the six months ended February 28, 2023, the Company incurred total compensation of $102,000 for Chief Executive Officer and Chief Financial Officer. The Company also incurred total compensation of $0 and $39,000, respectively, for Chief Investment Officer during the six months ended February 29, 2024 and February 28, 2023.

F-16

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY

Common shares

The Company had the following activities for the six months ended February 29, 2024:

Issuance of restricted common shares

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, to pay off his accrued executive salaries of $45,000.

Conversion of Series C preferred shares to common shares

During the six months ended February 29, 2024, the Company issued total 1,056,681,936 common shares as the result of the conversion of total 174,421 Series C preferred shares.

Reverse Stock split

As previously disclosed in the Company’s Form 10-Q for the quarter ended May 31, 2023, on June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA.

On September 8, 2023, however, the Board of Directors decided to cancel the company's upcoming 10,000 to 1 reverse split. The Board of Directors decided it would not be in the best interest of the stockholders or the Company to execute a reverse split at this time. The Company plans to inform FINRA that it will not be moving forward with the reverse split and will withdraw its application.

Cancellation of Common shares

On February 5, 2024, the Company’s CEO and director, Mr. Chiyuan Deng, cancelled 235,000,000 shares of common stock in the Company.

The Company had the following activities for the six months ended February 28, 2023:

Increasing authorized number of common shares

On October 11, 2022, the Company filed amendment to Articles of Incorporation to increase the authorized number of common shares from 1,000,000,000 shares to 10,000,000,000 shares. This increasing of authorized number of common shares has been retroactively reflected in the consolidated financial statements and notes thereto.

Conversion of Series C preferred shares to common shares

During the three months ended November 30, 2022, the Company issued total 75,037,786 common shares as the result of the conversion of total 96,075 Series C preferred shares.

During the three months ended February 28, 2023, the Company issued total 221,354,447 common shares as the result of the conversion of total 81,075 Series C preferred shares.

F-17

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Common shares (continued)

Subscription of Common shares

On August 2, 2022, the Company entered into a common stock purchase agreement with Alumni Capital LP, a Delaware limited partnership. Pursuant to the agreement, Alumni Capital LP shall purchase $1.0 million of common stocks as per the Company’s discretions after a Registration Statement is declared effective by the Securities and Exchange Commission. The purchase price is number of common stocks in a Purchase Notice issued by the Company multiplied by 75% of the lowest traded price of the Common Stock five Business Days prior to the Closing, which is no later than five business days after the Purchase Notice Date.

The Company plans to use the proceeds from the sale of the common stocks for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company. The registration of these securities was effective on September 13, 2022.

Pursuant to this agreement, during the six months ended February 28, 2023, Alumni Capital LP subscribed total of 200,000,000 common shares for total proceeds of $146,475. The agreement expired on December 31, 2022.

As of February 29, 2024 and August 31, 2023, the Company had 2,331,965,321 and 1,285,283,385 common shares issued and outstanding, respectively.

A summary of the status of the Company’s warrants as of February 29, 2024 and August 31, 2023 is presented below.

	Number of warrants
	Original shares issued	Anti-dilution Adjusted
Warrants as of August 31, 2022	50,000,000	—
Warrants granted during the year	—	—
Warrants as of August 31, 2023	50,000,000	—
Warrants granted during the six months	—	—
Exercisable as of February 29, 2024	50,000,000	—

Preferred shares

The Company had the following activities for the six months ended February 29, 2024:

During the six months ended February 29, 2024, the Company converted a total 174,421 Series C preferred shares into common shares.

On November 30, 2023, the Board of Directors of the Company resolved to withdraw the Amended Certificate of Designation for the Company’s Series C and Series D Preferred shares.

On December 1, 2023, the Company’s CEO and director, Mr. Chiyuan Deng, cancelled his 20,000 shares of Series B Preferred Stock.

F-18

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Preferred shares (continued)

On December 1, 2023, the Board of Directors of the Company resolved to withdraw the Amended Certificate of Designation for the Company’s Series B Preferred Stock.

The Company had the following activities for the six months ended February 28, 2023:

On September 6, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 90,275 shares of Series C Convertible Preferred Stock of the Company for a gross proceed of $78,500. After deduction of transaction-related expenses, net proceed to the Company was $69,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

The Company recorded dividend expenses of $10,629 on Series C and D Preferred shares for the six months ended February 28, 2023.

NOTE 10 – INCOME TAXES

The Company and its fully owned subsidiary, AB Cinemas NY, Inc, were incorporated in the United States and are subject to a statutory income tax rate at 21%. The Company’s fully owned subsidiary, App Board Limited, was registered in Hong Kong and is subject to a statutory income tax rate at 16.5%.

As of February 29, 2024 and August 31, 2023, the components of net deferred tax assets, including a valuation allowance, were as follows:

	February 29, 2024	August 31, 2023
Deferred tax asset attributable to:
Net operating loss carry over	$2,171,990	$2,077,213
Less: valuation allowance	(2,171,990)	(2,077,213)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $2,171,990 and $2,077,213 as of February 29, 2024 and August 31, 2023, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 29, 2024 and August 31, 2023.

Reconciliation between the statutory rate and the effective tax rate is as follows for the six months ended February 29, 2024 and February 28, 2023:

	Six months ended
	February 29, February 28,
	2024	2023
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

During the six months ended February 29, 2024 and February 28, 2023, the Company and its subsidiaries generated net losses. As a result, the Company and its subsidiaries did not incur any income tax for the six months ended February 29, 2024 and February 28, 2023.

F-19

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – CONCENTRATION RISK

Concentration

For the six months ended February 29, 2024 and February 28, 2023, 35% and 67% of the total revenue was generated from one customer, respectively.

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately $64,000) if the bank with which an individual/a company hold its eligible deposit fails. As of February 24, 2024 and August 31, 2023, cash balance of $18 and $92,972, respectively, were maintained at financial institutions in Hong Kong, and were subject to credit risk. In the US, the insurance coverage of each bank is $250,000. As of February 29, 2024 and August 31, 2023, cash balance of $33,647 and $24,124, respectively, were maintained at financial institutions in the US. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating leases

The Company has several lease agreements to rent office spaces and movie theatre with third-party vendors. (See Note 6)

F-20

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 13 – SEGMENT INFORMATION

The Company reports information about operating segments in accordance with ASC 280-10, Segment Reporting, which requires financial information to be reported based on the way management organizes segments within a company for making operating decisions and evaluating performance. As the result of business strategic changes, the Company has identified two reportable segments: Copyrights and license (“IP’) segment and cinema segment.

The following table presents summary information by segment for the six months ended February 29, 2024 and February 28, 2023, respectively.

	IP Segment		Cinema Segment		Total
	Six months ended		Six months ended		Six months ended
	February 29,	February 28,	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023	2024	2023
Revenue	$987,636	$357,286	$199,364	$177,965	$1,187,000	$535,251
Operating costs	—	—	104,081	78,708	104,081	78,708
Depreciation and Amortization	1,074,698	1,781,467	—	—	1,074,698	1,781,467
Interest expense (income)	20,090	(158)	—	—	20,090	(158)
Segment assets	1,756,397	4,161,840	33,348	25,619	1,789,745	4,187,459
Segment income (loss)	$(597,319)	$(2,340,126)	$146,000	$61,797	$(451,319)	$(2,278,329)

The following table presents summary information by segment for the three months ended February 29, 2024 and February 28, 2023, respectively.

	IP Segment		Cinema Segment		Total
	Three months ended		Three months ended		Three months ended
	February 29,	February 28,	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023	2024	2023
Revenue	$273,348	$177,286	$111,905	$121,153	$385,253	$298,439
Operating costs	—	—	62,726	56,304	62,726	56,304
Depreciation and Amortization	561,781	856,852	—	—	561,781	856,852
Interest expense (income)	6,848	(79)	—	—	6,848	(79)
Segment assets	1,756,397	4,161,840	33,348	25,619	1,789,745	4,187,459
Segment income (loss)	$(581,175)	$(1,165,354)	$86,256	$96,815	$(494,919)	$(1,068,539)

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, we have analyzed events and transactions that occurred subsequent to February 29, 2024 through the date these financial statements were issued and have determined that we do not have any other material subsequent events to disclose or recognize in these financial statements.

F-21

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

AB International Group Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AB International Group Corp. (the “Company”) as of August 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for years ended August 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended August 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, as of August 31, 2023, the Company had an accumulated deficit of approximately $12.4 million and a working capital deficit of approximately $1.0 million. For the year ended August 31, 2023, the Company incurred a net loss of approximately $3.6 million and the net cash used in operating activities was approximately $0.6 million. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. We determined that there are no critical audit matters for current period.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2022.

Hackensack, New Jersey

November 29, 2023

PCAOB ID Number 273

F-22

AB INTERNATIONAL GROUP CORP.

Consolidated Balance Sheets

	August 31,	August 31,
	2023	2022

ASSETS
Current Assets
Cash and cash equivalents	$117,096	$84,223
Prepaid expenses	—	13,035
Total Current Assets	117,096	97,258

Property and equipment, net	8,254	12,695
Right of use operating lease assets, net	696,380	1,004,018
Intangible assets, net	1,455,110	3,798,282
Purchase deposits for intangible assets, non-current	300,000	881,724
Security deposit	45,240	45,240
TOTAL ASSETS	$2,622,080	$5,839,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$156,763	$293,786
Accounts payable and accrued liabilities - related party	6,388	15,127
Loan from related parties	748,285	377,398
Current portion of obligations under operating leases	211,507	229,813
Deferred revenue	—	38,000
Total Current Liabilities	1,122,943	954,124

Obligations under operating leases, non-current	608,149	863,145
Total Liabilities	1,731,092	1,817,269

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of August 31, 2023 and 2022, respectively	100	100
Series B preferred stock, 20,000 and 20,000 shares issued and outstanding, as of August 31, 2023 and 2022, respectively	20	20
Series C preferred stock, 174,421 and 335,850 shares issued and outstanding, as of August 31, 2023 and 2022, respectively	175	336
Series D preferred stock, 0 and 0 shares issued and outstanding, as of August 31, 2023 and 2022, respectively	—	—
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 1,285,283,385 and 384,512,583 shares issued and outstanding, as of August 31, 2023 and 2022, respectively	1,285,283	384,512
Additional paid-in capital	11,993,408	12,636,838
Accumulated deficit	(12,387,998)	(8,789,901)
Unearned stock compensation	—	(209,957)
Total Stockholders’ Equity	890,988	4,021,948
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,622,080	$5,839,217

The accompanying notes are an integral part of these financial statements.

F-23

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Operations

	Years ended
	August 31,
	2023	2022

REVENUE
Copyrights and license	$948,000	$2,928,000
Theatre admissions and food and beverage sales	525,222	—
Total revenue	1,473,222	2,928,000

OPERATING COSTS AND EXPENSES
Amortization expenses	(3,048,172)	(3,221,789)
Theatre operating costs	(243,635)	—
General and administrative expenses	(1,507,988)	(1,190,360)
Related party salary and wages	(230,559)	(547,638)
Total Operating Costs And Expenses	(5,030,354)	(4,959,787)

Loss From Operations	(3,557,132)	(2,031,787)

OTHER INCOME (EXPENSES)
Interest income (expenses)	740	(239)
Interest expense – related party	(10,318)	—
Penalty expenses	—	(141,945)
Total Other Expenses	(9,578)	(142,184)

Loss Before Income Tax Benefit	(3,566,710)	(2,173,971)

Income tax benefit	—	—
NET LOSS	$(3,566,710)	$(2,173,971)
Preferred shares dividend expense	(31,387)	(36,952)

NET LOSS AVAILABLE TO COMMON STOCK HOLDERS	$(3,598,097)	$(2,210,923)

NET LOSS PER SHARE: BASIC	$(0.00)	$(0.01)
NET LOSS PER SHARE: DILUTED	$(0.00)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	866,520,740	290,712,023
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	866,520,740	290,712,023

The accompanying notes are an integral part of these financial statements.

F-24

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Compensation	Total Equity

Balance –August 31, 2021	226,589,735	$226,590	120,000	$120	$11,009,517	$(6,578,978)	$(7,473)	$4,649,776
Put Shares issued for cash	14,900,000	14,900	—	—	216,002	—	—	230,902
Preferred shares series C issuance	—	—	757,965	758	586,148	—	—	586,906
Preferred shares series C converted into common shares	85,715,176	85,715	(422,115)	(422)	(85,293)	—	—	—
Penalty and dividend in connection with Preferred shares series C	—	—	—	—	174,731	—	—	174,731
Preferred shares series D issuance	—	—	187	—	172,040	—	—	172,040
Preferred shares series D and dividend shares converted into common shares	12,307,672	12,307	(187)	—	(12,307)	—	—	—
Common shares issued to officers for services	45,000,000	45,000	—	—	576,000	—	(202,484)	418,516
Net loss	—	—	—	—	—	(2,210,923)	—	(2,210,923)
Balance at August 31, 2022	384,512,583	$384,512	455,850	$456	$12,636,838	$(8,789,901)	$(209,957)	$4,021,948

Balance - August 31, 2022	384,512,583	$384,512	455,850	$456	$12,636,838	$(8,789,901)	$(209,957)	$4,021,948
Issuance of common shares	200,000,000	200,000	—	—	(53,525)	—	—	146,475
Preferred shares Series C issuance	—	—	90,275	90	68,910	—	—	69,000
Preferred shares series C converted into common shares	700,770,802	700,771	(250,268)	(250)	(700,521)	—	—	—
Dividend in connection with Preferred shares series C	—	—	—	—	31,387	—	—	31,387
Stock based compensation - consultants	—	—	—	—	—	—	209,957	209,957
Preferred shares series C waived	—	—	(1,436)	(1)	1	—	—	—
Imputed Interest	—	—	—	—	10,318	—	—	10,318
Net loss	—	—	—	—	—	(3,598,097)	—	(3,598,097)
Balance – August 31, 2023	1,285,283,385	$1,285,283	294,421	$295	$11,993,408	$(12,387,998)	$—	890,988

The accompanying notes are an integral part of these financial statements.

F-25

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Cash Flows

	Years Ended
	August 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,598,097)	$(2,210,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Executive salaries and consulting fees paid in stock	209,957	418,516
Depreciation of fixed asset	4,441	41,010
Amortization of intangible asset	3,048,172	3,221,789
Interest expense	10,318	—
Non-cash penalty and dividend expense for preferred shares	31,387	172,897
Non-cash lease expense	34,336	88,541
Changes in operating assets and liabilities:
Related party receivable	—	1,439
Prepaid expenses	13,035	531
Rent security & electricity deposit	—	(28,732)
Purchase deposits refunded (paid)	120,000	(881,724)
Purchase of movie and TV series broadcast right and copyright	(243,276)	(1,614,881)
Accounts payable and accrued liabilities	(137,023)	171,676
Accounts payable and accrued liabilities – related party	(8,739)	(918,307)
Deferred revenue	(38,000)	38,000
Net cash used in operating activities	(553,489)	(1,500,168)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from related parties	370,887	375,051
Proceeds from common stock issuances	146,475	318,141
Proceeds from preferred share C issuances	69,000	586,906
Proceeds from preferred share D issuances	—	172,040
Net cash provided by financing activities	586,362	1,452,138

Net increase (decrease) in cash and cash equivalents	32,873	(48,030)
Cash and cash equivalents – beginning of year	84,223	132,253
Cash and cash equivalents – end of year	$117,096	$84,223

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$239
Cash paid for income taxes	$—	$—

Non-Cash Investing and Financing Activities:
Change of ROU assets and lease liabilities due to cancellation of leases	$43,489	$—
Transfer from long term prepayment to intangible assets	$461,724	$1,406,385
Additions to ROU assets	$—	$1,207,789

The accompanying notes are an integral part of these consolidated financial statements.

F-26

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

AB International Group Corp. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on July 29, 2013. The Company is an Intellectual Property (IP) investment and licensing company. The Company, through its subsidiaries, is primarily engaged in the acquisition and distribution of movies, TV shows and music. On December 15, 2014, the Company incorporated APP Board Limited in Hong Kong, with its operation focusing primarily on acquisition and distribution movies and TV Shows.

On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company's professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. The Company will continue marketing and promoting the ABQQ.tv website through GoogleAds and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

On April 27, 2022, the Company purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named as the NFT MMM from Stareastnet Portal Limited, an unrelated party, which including an APP “NFTMMM” on Google Play, and full right to the website: stareastnet.io. NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. The Company has licensed NFT MMM platform to a third party for the operation and obtained license fee starting from August 20, 2022 until August 19, 2023 when the license agreement expired.

On May 5, 2022, the Company incorporated AB Cinemas NY, Inc. in New York, NY, for the purpose of operating Mt. Kisco Theatre located at 144 Main Street, Mount Kisco, NY. The Company uses this theatre with a total of 5 screens and 466 seats for screening films. This is the Company’s first cinema in the United States and movie theater will become a new business line of the Company. The theatre started operating in October 2022. After a rough two years for movie theatres due to the pandemic, movie theaters are starting to show signs of life again. The Company is intending to shift the business strategy from online only to the combination of online and offline business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

Principles of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly owned subsidiary App Board Limited and AB Cinemas NY, Inc. All intercompany balances and transactions have been eliminated in consolidation.

F-27

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Foreign Currency Transactions

The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Gains and losses from translation of foreign currency into U.S. dollars are included in current results of operations.

Prepayments

Prepayments primarily consist of payments made to acquire the copyrights and distribution rights of movies, TV shows and music, etc. Prepayments are classified as either current or non-current based on the nature and the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Prepayments are written off against the allowances only after exhaustive collection efforts. No allowance was recorded for the years ended August 31, 2023 and 2022.

Property and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvement is related to the enhancements paid by the Company to leased offices. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use.

The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Estimated Useful Life
Furniture	7 years
Appliances	5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations in other income or expenses.

F-28

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets are recorded at the lower of cost or estimated fair value and amortized as follows:

•	Movie copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years
•	NFT MMM platform: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

Amortized costs of the intangible asset are recorded as amortization expenses in the consolidated statements of operations..

Lease property under operating lease

The Company adopted ASU No. 2016-02—Leases (Topic 842) since June 1, 2019, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification. Adoption of the new standard resulted in the recording of additional lease assets and lease liabilities on the consolidated balance sheets. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Impairment losses are included in the general and administrative expense. There was no impairment loss during the year ended August 31, 2023 and 2022, respectively.

F-29

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from three sources: (1) selling copyrights of movies or TV shows; (2) licensing NFT MMM platform and providing technical service; (3) movie theater admissions and food and beverage sales.

Revenue from selling copyrights of movies or TV shows:

The Company recognizes revenue when master copy of movie or TV show is delivered, the IP is authorized and transferred to customers. The Company’s contracts with customer are primarily on a fixed-price basis and do not contain cancelable and refund-type provisions.

Revenue from licensing NFT MMM platform and providing technical service fee:

The Company derives revenue from NFTMM platform license fees, which includes accessing the NFTMM platform and platform data on both app and website. The Company's contract has one year term, and is non-cancelable and non-refundable. In accordance with ASC 606, a 'right to access' license is recognized over the license period. Initial technical service fee comprises of installation, implementation and necessary training required by the customer. These services fees are recognized as the services are delivered at a point in time.

Revenue from movie theater admissions and food and beverage sales:

The Company recognizes admissions and food and beverage revenues based on a gross transaction price which are recorded at a point in time when a film is exhibited to a customer and when a customer takes possession of food and beverage offerings. The Company defers 100% of the revenue associated with the sales of gift cards and exchange tickets until such time as the items are redeemed or estimated income from non-redemption is recorded.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contact assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of August 31, 2023 and 2022, other than accounts receivable and deferred revenue, the Company had no material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheets.

F-30

 AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

The following table presents sales by revenue streams for the years ended August 31, 2023 and 2022, respectively:

	August 31, 2023	August 31, 2022
Copyrights sales	$250,000	$2,806,000
NFT licenses	698,000	122,000
Theatre admissions	345,057	—
Food and beverage sales	180,165	—
Total revenue	$1,473,222	$2,928,000

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value due to their short-term nature. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

No liabilities measured at fair value on a recurring basis as of August 31, 2023 and 2022.

F-31

  AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of August 31, 2023, the total number of warrants outstanding was 50,000,000 (See Note 9). No warrants were included in the diluted loss per share as they would be anti-dilutive.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation.

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2.

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. Deferred income taxes assets and liabilities are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for employee share-based awards. For employee share-based awards, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

F-32

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, “‘Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 to have a material effect on the consolidated financial statements.

In June 2022, the FASB issued ASU No. 2022-03, "Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions," which clarifies and amends the guidance of measuring the fair value of equity securities subject to contractual restrictions that prohibit the sale of the equity securities. The guidance will be effective for fiscal years beginning after December 15, 2023 and interim periods within those fiscal years. The Company does not expect the adoption to have a material impact on the consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and statements of cash flows.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of August 31, 2023, the Company had an accumulated deficit of approximately $12.4 million and a working capital deficit of approximately $1.0 million. For the year ended August 31, 2023, the Company incurred a net loss of approximately $3.6 million and the net cash used in operating activities was approximately $0.6 million. Losses have principally occurred as a result of the substantial resources required for general and administrative expenses associated with our operations. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

F-33

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of the leased office.

The depreciation expense was $4,441 and $41,010 for the years ended August 31, 2023 and 2022, respectively.

As of August 31, 2023 and 2022, the balance of property and equipment was as follows:

	August 31, 2023	August 31, 2022
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(164,024)	(159,583)
Property and equipment, net	$8,254	$12,695

 NOTE 5 – INTANGIBLE ASSETS

As of August 31, 2023 and 2022, the balance of intangible assets was as follows:

	August 31, 2023	August 31, 2022
Movie copyrights - Love over the world	$853,333	$853,333
Sitcom copyrights - Chujian	640,000	640,000
Movie copyrights - A story as a picture	422,400	422,400
Movie copyrights - Our treasures	936,960	936,960
Movie broadcast right- On the way	256,000	256,000
Movie copyrights - Too simple	1,271,265	1,271,265
Movie copyrights - Confusion	1,024,000	1,024,000
Movie copyrights - Amazing Data	300,000	—
Movie copyrights - Nice to meet you	300,000	—
TV drama copyright - 20 episodes	295,000	190,000
Movie and TV series broadcast rights	2,439,840	2,439,840
NFT MMM platform	280,000	280,000
Total cost	9,018,798	8,313,798
Accumulated amortization	(7,563,688)	(4,515,516)
Intangible assets, net	$1,455,110	$3,798,282

F-34

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INTANGIBLE ASSETS (Continued)

The amortization expense for the years ended August 31, 2023 and 2022 was $3,048,172 and $3,221,789, respectively. Estimated future amortization expense is as follows:

Twelve months ending August 31, 2023	Amortization expense
2024	$1,362,610
2025	92,500
Total	$1,455,110

In March 2022, the Company signed a purchase agreement with All In One Media Ltd to acquire the copyrights and broadcast rights for five movies at a price of $1,500,000. These copyrights and broadcast rights allow the Company to broadcast these movies outside the mainland China. On November 29, 2022, both parties entered into an amended agreement to deliver the copyrights and broadcast rights of two movies (Amazing data and Nice to meet you) to the Company on November 30, 2022 for a total price of $600,000. As of August 31, 2022, $356,724 was paid and recorded as purchase deposit for intangible asset. On November 30, 2022, the company received the copies of two movies. The purchase deposit of $356,724 was transferred to intangible assets and the unpaid balance of $243,276 was recorded as accounts payable and was paid in December 2022. Per amended agreement, the remaining three movies will be delivered upon receiving the payment of minimum $300,000 per movie from the Company before December 31, 2022. The agreement was terminated on December 31, 2022 due to the fact that the Company did not make the payments for the remaining movies.

In March 2022, the Company signed a purchase agreement with Anyone Pictures Limited to acquire the copyright for broadcasting a 25-episode TV drama series outside of mainland China, at a price of $525,000. Five standalone episodes were delivered in December 2022. On February 21, 2023, both parties entered into a supplementary agreement to determine the delivery of the remaining 20 standalone episodes. As a result, Anyone Pictures Limited agreed to refund $420,000 to the Company and the Company had received the full amount as of August 31, 2023.

On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow the access of NFTMM platform and platform data on both app and website for one year starting from August 20, 2022 for a monthly license fee of $60,000. The Company remains the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM” on Google Play, and the website: stareastnet.io.  For the year ended August 31, 2023, the Company recognized license revenue of $698,000.

On May 31, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of total 59 movies for a price of $250,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

F-35

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LEASES

The Company leased certain office space in Hong Kong from Zestv Studios Limited, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng, under operating lease for three years from May 1, 2019 to April 30, 2022 with annual rental of $66,048 (HKD 516,000). On May 1, 2022, the Company signed a new operating lease agreement with Zestv Studios Limited to lease its Hong Kong office premise for two years from May 1, 2022 to April 2024 with annual rental of $66,048 (HKD 516,000). The lease was early terminated as of August 31, 2023.

The Company also leased an office space in Singapore under operating lease from April 13, 2021 to March 31, 2022 with monthly rental of $716 (SGD 974), and an office space at 48 Wall Street, New York, under operating lease for one year from September 1, 2021 to August 31, 2022 with annual rental of $20,400. The Company has renewed the lease of its New York office space for one year from September 1, 2022 to August 31, 2023 with renewed annual rental of $22,440. The lease was not renewed subsequent to the year ended August 31, 2023.

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theatre consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first two years, including real estate related taxes and landlord’s insurance.

Total lease expense for the years ended August 31, 2023 and 2022 was $291,319 and $289,411, respectively. All leases are on a fixed payment basis. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following is a schedule of maturities of lease liabilities:

Twelve months ending August 31,
2024	$216,364
2025	250,555
2026	255,412
2027	107,275
Total future minimum lease payments	829,606
Less: imputed interest	(9,950)
Total	$819,656

NOTE 7 – PURCHASE DEPOSITS FOR INTANGIBLE ASSETS

The balance of purchase deposits for intangible assets which relates to the acquisition of copyrights and broadcast rights for movies and TV dramas and software was as follows:

	August 31, 2023	August 31, 2022

Purchase deposit for movies and TV dramas	$—	$881,724
Purchase deposit for software	300,000	—
Total purchase deposits for intangible assets	$300,000	$881,724

On June 8, 2023, the Group has entered into software development contract for the creation of the streaming software designed for use on both the website and mobile applications. Pursuant to the contract’s terms, the Developer is contractually obliged to deliver the software by September 8, 2024, which corresponds to the upcoming 15-month period. The costs of the software amounts to $1,500,000. As of August 31, 2023, the Group has remitted an initial payment of $300,000 to the Developer.

F-36

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – RELATED PARTY TRANSACTIONS

Loan from related parties

In support of the Company’s efforts and cash requirements, it may rely on advances from stockholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. On June 1, 2023, Chiyuan Deng, the Chief Executive Officer, as the Company stockholders, entered into a line of credit agreement with the Company. Chiyuan Deng agreed to provide a line of credit to the Company for a total amount of no more than $1,500,000, including the previous shareholder loan balance of $697,281. The amount under this line of credit is non-interest bearing and due on demand starting from June 1, 2023. The Company has recognized an imputed interest at 5% per annum of the balances as of the year ended August 31, 2023. As of August 31, 2023 and 2022, the Company had loan from Chiyuan Deng balance of $748,285 and $144,516.

Jianli Deng, the former Chief Financial Officer, as the Company’s stockholders, make advances periodically to the Company for working capital purpose. These loans are non-interest bearing and due on demand. The amount due to Jianli Deng was fully settled on May 16, 2023. As of August 31, 2023 and 2022, the Company had loan from Jianli Deng balance of $0 and $232,882.

Accounts payable and accrued liabilities - related party - Youall Perform Services Ltd.

Youall Perform Services Ltd is owned by Jianli Deng, the former Chief Financial Officer. In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a two-year website maintenance contract to maintain the website ABQQ.TV which was launched on December 29, 2020. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 was scheduled to be due on the twenty first month of service term. During the year ended August 31, 2023, the Company made payment of $12,812 with the accounts payable – related party balance to Youall Perform Services Ltd of $6,388 as of August 31, 2023.

Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On December 1, 2020, the Company entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by Chiyuan Deng, the Chief Executive Officer, to grant Zestv Studios Limited the distribution right for the movie “Love over the world” and charge Zestv Studios Limited movie royalties. The Company’s royalty revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although Zestv Studios Limited has paid royalty revenue to the Company, Zestv Studios Limited failed to collect cash from Hua Xia. As of August 31, 2021, the Company had refund payable of $916,922 for the movie royalty revenue net of the movie distribution commission fee to Zestv Studios Limited.

F-37

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Accounts payable and accrued liabilities – related party - Zestv Studios Limited (continued)

On June 23, 2022, the Company sold the mainland China copyright and broadcast right of the movie “Too Simple” to Zestv Studios Limited for a price of $750,000. The Company remains to have all copyright of outside of mainland China. The Company used this proceed to off-set the refund payable balance to Zestv Studios Limited with additional payment of $151,795 during the year ended August 31, 2022. The Company made payments of $15,127 during the year ended August 31, 2023.

As of August 31, 2023 and 2022, the Company had balance of $0 and $15,127 payable to Zestv Studios Limited, respectively.

The Company also rented an office space from Zestv Studios Limited. The lease was early terminated on August 31, 2023 (See Note 6). For the years ended August 31, 2023 and 2022, the Company incurred related party office rent expense of $66,048 and $66,048 respectively.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares common stock to the Company received under his initial employment agreement.

For the years ended August 31, 2023 and 2022, the Company incurred total compensation of $198,113 and $393,165, respectively, for Chief Executive Officer and Chief Financial Officer. The Company also incurred total compensation of $32,446 and $154,473, respectively, for Chief Investment Officer for the year ended August 31, 2023 and 2022.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common shares

The Company had the following activities during the year ended August 31, 2023:

Increasing authorized number of common shares

On October 11, 2022, the Company filed amendment to Articles of Incorporation to increase the authorized number of common shares from 1,000,000,000 shares to 10,000,000,000 shares. This increasing of authorized number of common shares has been retroactively reflected in the consolidated financial statements and notes thereto.

Conversion of Series C preferred shares to common shares

During the year ended August 31, 2023, the Company issued total 700,770,802 common shares as the result of the conversion of total 250,268 Series C preferred shares.

Pursuant to the common stock purchase agreement signed with Alumni Capital LP on August 2, 2022, for the year ended August 31, 2023, Alumni Capital LP subscribed total of 200,000,000 common shares for total proceeds of $146,475.    The agreement expired on December 31, 2022.

F-38

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Common shares (continued)

The Company had the following equity activities during the year ended August 31, 2022:

•	The Company issued 2,500,000 and 3,000,000 shares of put shares to Peak One for cash at $0.02288, and $0.02719, respectively, per share during Q1 2022.
•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share, and 3,000,000 shares of common stock for cash at $0.01716 per share, and 2,300,000 shares of common stock for cash at $0.01729 per share, and 2,300,000 shares of common stock for cash at $0.0110 per share to Peak One during Q2 2022.
•	As stock-based compensation for annual bonus for calendar year of 2021, the Company issued 5,000,000 shares restricted common stock to the Chief Investment Officer and 10,000,000 shares restricted common stock to the Chief Executive Officer which were valuated at market price $0.0138 per share in Q2 2022.
•	The Company issued 30,000,000 shares of restricted stock at market price $0.0138 per share to seven consultants for 6 months to 18 months consulting services of movies and NFT related business in Q2 2022.
•	The Company issued total 85,715,176 of common shares from preferred shares series C conversion during the year.
•	The Company issued total 12,307,672 of common shares from preferred shares series D conversion during the year.

Subscription of Common shares

On August 2, 2022, the Company entered into a common stock purchase agreement with Alumni Capital LP, a Delaware limited partnership. Pursuant to the agreement, Alumni Capital LP shall purchase $1.0 million of common stocks as per the Company’s discretions after a Registration Statement is declared effective by the Securities and Exchange Commission. The purchase price is number of common stocks in a Purchase Notice issued by the Company multiplied by 75% of the lowest traded price of the Common Stock five Business Days prior to the Closing, which is no later than five business days after the Purchase Notice Date.

In connection with this common stock purchase, Alumni Capital LP is also entitled to purchase up to 50,000,000 shares of Company’s common stock (the “Warrant Shares”). The exercise price is $0.02 per shares with an exercise period commencing on August 2, 2022, and ending on the 5 years anniversary of the issuance date. The aggregated fair value of the warrants is $234,000. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0048; risk free rate of 2.85%; expected term of 5 years; exercise price of $0.02; volatility of 221.4%; and expected future dividends of $0. The warrants were recorded in equity.

The Company plans to use the proceeds from the sale of the common stocks for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company. The registration of these securities was effective on September 13, 2022.

F-39

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Common shares (continued)

A summary of the status of the Company’s warrants as of August 31, 2023 and 2022 is presented below.

	Number of warrants
	Original shares issued	Anti-dilution Adjusted
Warrants as of August 31, 2021	—	—
Warrants granted during the year	50,000,000	—
Warrants as of August 31, 2022	50,000,000	—
Warrants granted during the year	—	—
Exercisable as of August 31, 2023	50,000,000	—

Preferred shares

The Company had the following activities for the year ended August 31, 2023:

On September 6, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 90,275 shares of Series C Convertible Preferred Stock of the Company for a gross proceed of $78,500. After deduction of transaction-related expenses, net proceed to the Company was $69,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

On June 21, 2023, 1,436 shares of Series C Convertible Preferred Stock of the Company were waived by the accredited investor.

The Company recorded dividend expenses of $31,387 and $36,952 on Series C and D Preferred shares for the year ended August 31, 2023 and 2022, respectively.

The Company had the following equity activities during the year ended August 31, 2022:

On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500. The closing occurred on September 3, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $184,000.

On October 21, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450. The closing occurred on October 21, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $75,390.

During the quarter ended November 30, 2021, the Company issued 153 shares of series D preferred stock to an investor for the purchase price of $153,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $140,760.

F-40

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred shares (continued)

On December 9, 2021, the Company issued 34 shares of series D preferred stock to an investor for the purchase price of $34,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $31,280.

On January 21, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,035. The closing occurred on January 21, 2022. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $68,535.

On March 16, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 96,075 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $83,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $73,600.

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $115,000.

On July 19, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 92,000 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $80,000. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $70,380.

The Company recorded dividend expenses of $36,952 and $25,835 in connection with its preferred stocks for the years ended August 31 2022 and 2021, respectively. The Company also recorded a penalty expense of $141,945 which was in connection with the conversion of Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

F-41

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – INCOME TAXES

The Company and its fully owned subsidiary, AB Cinemas NY, Inc, were incorporated in the United States and are subject to a statutory income tax rate at 21%. The Company’s fully owned subsidiary, App Board Limited, was registered in Hong Kong and is subject to a statutory income tax rate at 16.5%.

As of August 31, 2023 and 2022, the components of net deferred tax assets, including a valuation allowance, were as follows:

	August 31, 2023	August 31, 2022
Deferred tax asset attributable to:
Net operating loss carry over	$2,077,213	$1,328,204
Less: valuation allowance	(2,077,213)	(1,328,204)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $2,077,213 and $1,328,204 as of August 31, 2023 and 2022, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2023 and 2022.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended August 31, 2023 and 2022:

	Year ended
	August 31,
	2023	2022
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

For the years ended August 31, 2023 and 2022, the Company and its subsidiaries incurred net losses. As a result, the Company and its subsidiaries did not incur any income tax for the years ended August 31, 2023 and 2022.

F-42

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONCENTRATION RISK

Concentration

For the year ended August 31, 2023, 47% and 17% of the total revenue were generated from two customers, respectively. For the year ended August 31, 2022, 70% and 26% of the total revenue were generated from two customers, including a related party. There were no accounts receivable balances as of August 31, 2023 and 2022.

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately $64,000) if the bank with which an individual/a company hold its eligible deposit fails. As of August 31, 2023 and 2022, cash balance of $92,972 and $70,602, respectively, were maintained at financial institutions in Hong Kong, and were subject to credit risk. In the US, the insurance coverage of each bank is $250,000. As of August 31, 2023 and 2022, cash balance of $24,124 and $13,621, respectively, were maintained at financial institutions in the US. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating leases

The Company has several lease agreements to rent office spaces and movie theatre with its related party and third-party vendors. (See Note 6)

F-43

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – SEGMENT INFORMATION

The Company reports information about operating segments in accordance with ASC 280-10, Segment Reporting, which requires financial information to be reported based on the way management organizes segments within a company for making operating decisions and evaluating performance. As the result of business strategic changes, the Company has identified two reportable segments: Copyrights and license (“IP’) segment and cinema segment.

The following table presents summary information by segment for the years ended August 31, 2023 and 2022, respectively.

	IP Segment		Cinema Segment		Total
	Year ended		Year ended		Year ended
	August 31		August 31		August 31
	2023	2022	2023	2022	2023	2022
Revenue	$948,000	$2,928,000	$525,222	$—	$1,473,222	$2,928,000
Operating costs	—	—	243,635	—	243,635	—
Depreciation and Amortization	3,052,613	3,262,799	—	—	3,052,613	3,262,799
Interest expense	9,578	239	—	—	9,578	239
Segment assets	2,598,255	5,839,217	23,825	—	2,622,080	5,839,217
Segment income (loss)	$(3,720,974)	$(2,173,971)	$154,264	$—	$(3,566,710)	$(2,173,971)

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the date these financial statements were issued.

Conversion of Series C preferred stock to common stock

Subsequent to the year ended August 31, 2023, the Company issued total 1,056,681,936 common shares for the conversion of total 174,421 Series C preferred stock.

Reverse Stock split

As previously disclosed in the Company’s Form 10-Q for the quarter ended May 31, 2023, on June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA.

On September 8, 2023, however, the Board of Directors decided to cancel the company's upcoming 10,000 to 1 reverse split. The Board of Directors decided it would not be in the best interest of the stockholders or the Company to execute a reverse split at this time. The Company informed FINRA that it will not be moving forward with the reverse split and wthdrew its application.

Insurance of common shares

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, as executive salaries.

F-44

AB INTERNATIONAL GROUP CORP.

4,500,000,000 Shares of Common Stock

PROSPECTUS

June 26, 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$$132.84
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$0
Total	$20,132.84

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

 The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The Company had the following equity activities during the six months ended February 29, 2024:

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, to pay off his accrued executive salaries of $45,000.

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During the six months ended February 29, 2024, the Company issued total 1,056,681,936 common shares as the result of the conversion of total 174,421 Series C preferred shares.

On December 1, 2023, the Company’s CEO and director, Mr. Chiyuan Deng, cancelled his 20,000 shares of Series B Preferred Stock.

On February 5, 2024, the Company’s Chief Executive Officer cancelled 235,000,000 shares of common stock in the Company.

The Company had the following equity activities during the year ended August 31, 2023:

Common shares

Increasing authorized number of common shares

On October 11, 2022, the Company filed amendment to Articles of Incorporation to increase the authorized number of common shares from 1,000,000,000 shares to 10,000,000,000 shares. This increasing of authorized number of common shares has been retroactively reflected in the consolidated financial statements and notes thereto.

Reverse Split

On June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA.

On September 8, 2023, however, the Board of Directors decided to cancel the company's upcoming 10,000 to 1 reverse split. The Board of Directors decided it would not be in the best interest of the shareholders or the Company to execute a reverse split at this time. The Company informed FINRA that it will not be moving forward with the reverse split withdrew its application.

Conversion of Series C preferred shares to common shares

During the year ended August 31, 2023, the Company issued total 700,770,802 common shares as the result of the conversion of total 250,268 Series C preferred shares.

Subscription of common shares

Pursuant to the common stock purchase agreement signed with Alumni Capital LP on August 2, 2022, for the year ended August 31, 2023, Alumni Capital LP subscribed total of 200,000,000 common shares for total proceeds of $146,475. The agreement expired on December 31, 2022.

Preferred shares

On September 6, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 90,275 shares of Series C Convertible Preferred Stock of the Company for a gross proceed of $78,500. After deduction of transaction-related expenses, net proceed to the Company was $69,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

On June 21, 2023, 1,436 shares of Series C Convertible Preferred Stock of the Company were waived by the accredited investor.

The Company recorded dividend expenses of $31,387 and $36,952 on Series C and D Preferred shares for the year ended August 31, 2023 and 2022, respectively.

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The Company had the following equity activities during the year ended August 31, 2022:

Common shares

•	The Company issued 2,500,000 and 3,000,000 shares of put shares to Peak One for cash at $0.02288, and $0.02719, respectively, per share during Q1 2022.
•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share, and 3,000,000 shares of common stock for cash at $0.01716 per share, and 2,300,000 shares of common stock for cash at $0.01729 per share, and 2,300,000 shares of common stock for cash at $0.0110 per share to Peak One during Q2 2022.
•	As stock-based compensation for annual bonus for calendar year of 2021, the Company issued 5,000,000 shares restricted common stock to the Chief Investment Officer and 10,000,000 shares restricted common stock to the Chief Executive Officer which were valuated at market price $0.0138 per share in Q2 2022.
•	The Company issued 30,000,000 shares of restricted stock at market price $0.0138 per share to seven consultants for 6 months to 18 months consulting services of movies and NFT related business in Q2 2022.
•	The Company issued total 85,715,176 of common shares from preferred shares series C conversion during the year.
•	The Company issued total 12,307,672 of common shares from preferred shares series D conversion during the year.

Subscription of Common shares

On August 2, 2022, the Company entered into a common stock purchase agreement with Alumni Capital LP, a Delaware limited partnership. Pursuant to the agreement, Alumni Capital LP shall purchase $1.0 million of common stocks as per the Company’s discretions after a Registration Statement is declared effective by the Securities and Exchange Commission. The purchase price is number of common stocks in a Purchase Notice issued by the Company multiplied by 75% of the lowest traded price of the Common Stock five Business Days prior to the Closing, which is no later than five business days after the Purchase Notice Date.

In connection with this common stock purchase, Alumni Capital LP is also entitled to purchase up to 50,000,000 shares of Company’s common stock (the “Warrant Shares”). The exercise price is $0.02 per shares with an exercise period commencing on August 2, 2022, and ending on the 5 years anniversary of the issuance date. The aggregated fair value of the warrants is $234,000. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0048; risk free rate of 2.85%; expected term of 5 years; exercise price of $0.02; volatility of 221.4%; and expected future dividends of $Nil. The warrants were recorded in equity.

The Company plans to use the proceeds from the sale of the common stocks for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company. The registration of these securities was effective on September 13, 2022.

Preferred shares

On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500. The closing occurred on September 3, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $184,000.

On October 21, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450. The closing occurred on October 21, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $75,390.

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During the quarter ended November 30, 2021, the Company issued 153 shares of series D preferred stock to an investor for the purchase price of $153,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $140,760.

On December 9, 2021, the Company issued 34 shares of series D preferred stock to an investor for the purchase price of $34,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $31,280.

On January 21, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,035. The closing occurred on January 21, 2022. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $68,535.

On March 16, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 96,075 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $83,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $73,600.

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $115,000.

On July 19, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 92,000 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $80,000. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $70,380.

The Company recorded dividend expenses of $36,952 and $25,835 in connection with its preferred stocks for the years ended August 31 2022 and 2021, respectively. The Company also recorded a penalty expense of $141,945 which was in connection with the conversion of Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

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Item 16. Exhibits and Financial Statement Schedules

		Incorporated by Reference		Filed or Furnished
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation	S-1	3.1	10/10/14

3.2	Bylaws	S-1	3.2	10/10/14

3.3	Certificate of Amendment	8-K	3.1	6/7/18

3.4	Certificate of Change	8-K	3.1	6/18/19

3.5	Certificate of Amendment, dated October 11, 2022				X

3.6	Certificate of Designation Series A Preferred	8-K	3.1	9/11/20

3.7	Certificate of Withdrawal of Designation for Series B Preferred	8-K	3.3	12/1/23

3.8	Certificate of Withdrawal of Designation for Series C Preferred	8-K	3.1	12/1/23

3.9	Certificate of Withdrawal of Designation for Series D Preferred	8-K	3.2	12/1/23

4.1	Convertible Promissory Note	8-K	4.1	11/21/19

4.2	Convertible Debenture	8-K	4.1	12/18/19
					.
4.3	Common Stock Purchase Warrant	8-K	4.2	12/18/19

4.4	Convertible Promissory Note	8-K	4.1	1/10/20

4.5	Convertible Promissory Note	8-K	4.2	1/10/20

4.6	10% Convertible Note	8-K	4.1	2/21/20

4.7	10% Convertible Note	8-K	4.2	2/21/20

4.8	Convertible Promissory Note	8-K	4.1	3/18/20

4.9	Common Stock Purchase Warrant	8-K	10.1	3/18/20

4.10	10% Convertible Note	8-K	4.1	7/23/20

4.11	Convertible Promissory Note	8-K	4.1	7/28/20

4.12	Common Stock Purchase Warrant	8-K	4.1	8.3.20

4.13	Convertible Promissory Note	8-K	4.1	8/24/2020

4.14	Convertible Promissory Note	8-K	4.1	9/4/20

4.15	Convertible Promissory Note	8-K	4.2	9/4/20

4.16	Convertible Promissory Note	8-K	4.1	10/15/20

4.17	Common Stock Purchase Warrant	8-K	4.1	8/2/22

4.18	Common Stock Purchase Warrant	8-K	4.1	6/13/24

5.1	The Doney Law Firm Legal Opinion (with consent to use)				X

47

10.1	Patent License Agreement	8-K	10.1	6/6/17

10.2	Agreement for Termination and Release	8-K	10.1	11/1/18

10.3	Chief Marketing Officer Employment Agreement	8-K	10.1	2/11/19

10.4	Chief Operating Officer Employment Agreement	8-K	10.1	2/11/19

10.5	Securities Purchase Agreement	8-K	10.1	11/21/19

10.6	Securities Purchase Agreement	8-K	10.1	12/18/19

10.7	Securities Purchase Agreement	8-K	10.1	1/10/20

10.8	Securities Purchase Agreement	8-K	10.2	1/10/20

10.9	Securities Purchase Agreement	8-K	10.1	2/21/20

10.10	Securities Purchase Agreement	8-K	10.2	2/21/20

10.11	Securities Purchase Agreement	8-K	4.2	3/18/20

10.12	Securities Purchase Agreement	8-K	10.1	7/23/20

10.13	Securities Purchase Agreement	8-K	10.1	7/28/20

10.14	Equity Purchase Agreement	8-K	10.1	8/3/20

10.15	Registration Rights Agreement	8-K	10.2	8/3/20

10.16	Securities Purchase Agreement	8-K	10.1	8/24/20

10.17	Separation Agreement and Release with Jianli Deng, dated August 29, 2020	8-K	10.1	9/1/20

10.18	Separation Agreement and Release with Lijun Yu, dated August 29, 2020	8-K	10.2	9/1/20

10.19	Separation Agreement and Release with Linqing Ye, dated August 29, 2020	8-K	10.3	9/1/20

10.20	Securities Purchase Agreement	8-K	10.1	9/4/20

10.21	Securities Purchase Agreement	8-K	10.2	9/4/20

10.22	Securities Purchase Agreement	8-K	10.1	10/15/20

10.23	Securities Purchase Agreement	8-K	10.1	10/20/20

10.24	Termination and Release Agreement	8-K	10.1	11/25/20

10.25	Termination and Release Agreement	8-K	10.1	12/1/20

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10.26	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/29/21

10.27	Employment Agreement	8-K	10.1	2/24/21

10.28	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/2/21

10.29	Series C Preferred Stock Purchase Agreement	8-K	10.1	11/3/21

10.30	Lease Agreement	8-K	10.1	11/2/21

10.31	Series C Preferred Stock Purchase Agreement	8-K	10.1	9/13/21

10.32	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/28/22

10.33	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/21/22

10.34	Amendment to Employment Agreement	8-K	10.1	5/24/22

10.35	Series C Preferred Stock Purchase Agreement	8-K	10.1	6/17/22

10.36	Series C Preferred Stock Purchase Agreement	8-K	10.1	8/1/22

10.37	Common Stock Purchase Agreement	8-K	10.1	8/2/22

10.38	Form of Repurchase Agreement	8-K	10.1	1/29/24

10.39	Series C Preferred Stock Purchase Agreement	8-K	10.1	9/15/22

10.40	Common Stock Purchase Agreement	8-K	10.1	6/13/24

23.1	Consent of Auditor				X

107	Filing fee table				X

101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* To be filed by amendment

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Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 26, 2024.

DATE	SIGNATURE	TITLE

June 26, 2024	/s/ Chiyuan Deng	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director
Chiyuan Deng

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

June 26, 2024	/s/ Chiyuan Deng	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director
Chiyuan Deng

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